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                                                                     Exhibit 2.1







                            STOCK PURCHASE AGREEMENT

                                  by and among

                           SONUS PHARMACEUTICALS, INC.



                                       and

                                     SELLERS

                                    MANAGERS

                             COMPANY OPTION HOLDERS

                             COMPANY WARRANT HOLDERS

                                       and

                                 SELLERS' AGENTS

                          Dated as of November 3, 2004
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
EXHIBITS

Exhibit A                 Form of Stockholders Agreement

Exhibit B                 Form of Investment Statement

Exhibit C                 Form of Irrevocable Waivers of Company Options and
                          Company Warrants

Exhibit D                 Buyer Options

SCHEDULES

Schedule 1                List of Sellers, Managers, certain Company Option
                          Holders and Company Warrant Holders and Allocation of the Purchase Price (Part 1, Part 2, Part 3, Part 4)

Schedule 5.22             Certain Derivative Security Holders

Managers' Disclosure
Schedule

Buyer's Disclosure
Schedule

APPENDIX

Appendix 1.4(b)(i)

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                            STOCK PURCHASE AGREEMENT


      STOCK PURCHASE AGREEMENT, dated as of 3 November 2004 ("Agreement"), by and among (i) the individual[s] listed in part 1 of Schedule 1 (the "Managers");
(ii) the individuals and legal entities listed in part 2 of Schedule 1 (collectively, the "Sellers" and, individually, a "Seller"); (iii) the individuals listed in part 3 of Schedule 1 (the "Company Option Holders"); (iv) the individuals listed in part 4 of Schedule 1, but excluding the Company Option Holders and Company Warrant Holders set forth on Schedule 5.22 hereof (the "Company Warrant Holders") (together with the Company Option Holders, collectively the "Derivative Securities Holders" and individually a "Derivative Securities Holder"); (v) such Persons to be designated by the Sellers, subject to the approval of the Buyer, which approval shall not be unreasonably withheld, within thirty (30) days following the date of this Agreement, which Persons shall agree to become parties to this Agreement as Sellers' true and lawful agents (the "Sellers Agents") pursuant to Section 5.18 of this Agreement, on the one hand, and (vi) Sonus Pharmaceuticals, Inc., a Delaware corporation (the "Buyer"), on the other hand. Sellers, Managers, Derivative Securities Holders, Sellers' Agents and Buyer are referred to herein collectively as the "Parties" and individually as a "Party". Certain capitalized and other terms used in this Agreement have the meanings given to them in ARTICLE XI.

                                    RECITALS:

      WHEREAS, the Sellers own, collectively, all of the outstanding shares (the "Shares") of capital stock of Synt:em, a French societe anonyme with a share capital of 5 478 688 Euros which has its registered office in Nimes (30900 - France) - Parc Scientifique et Technique Georges Besse - Allee Charles Babbage (the "Company").

      WHEREAS, the Company Options held by Company Option Holders and the Company Warrants held by the Company Warrant Holders together with the Company Options and Company Warrants held by the persons set forth on Schedule 5.22 hereof constitute all of the outstanding Company Options and Company Warrants issued by the Company (collectively, the "Derivative Securities").

      WHEREAS, the Sellers desire to sell to the Buyer and the Buyer desires to purchase from the Sellers, the outstanding Shares in the amounts set opposite their respective names on Schedule 1, and the Derivative Securities Holders accept to waive their Derivative Securities unless exercised on or prior to the Closing Date hereunder; and

      WHEREAS, at the Closing, the Shares and Derivative Securities will represent all of the issued and outstanding shares of the capital stock and other securities of the Company.

      NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                           SALE AND EXCHANGE OF SHARES

      Section 1.1. Acquisition Price, Sale and Exchange of Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Sellers shall sell, convey, assign,
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transfer and deliver to the Buyer free and clear of all Liens, and the Buyer shall purchase, acquire and accept from the Sellers, the Shares, in exchange for the consideration specified in Section 1.2. (the "Transaction").

      Section 1.2. Consideration for Shares. Upon the terms and subject to the conditions of this Agreement, the Buyer shall deliver to the Sellers in the proportions set opposite their respective names on Schedule 1, Consideration Shares, which Consideration Shares shall have an aggregate value (as calculated below) of up to US$30,000,000 ("Acquisition Price") equal to the Closing Date Purchase Price plus contingent payments (complements de prix), equal to the sum of the Earn-Out Payments and the Contingent Consideration. To the extent the holders of Derivative Securities exercise their Derivative Securities, the Parties agree to amend Schedule 1 to reflect such exercises prior to the Closing, and each such holder shall be deemed to be a "Seller" for the purposes of this Agreement.

      Section 1.3. Closing Date Purchase Price.

            (a) Calculation of Closing Date Purchase Price. Upon the terms and subject to the conditions of this Agreement, the Buyer shall issue and deliver to the Sellers at the Closing, in the proportions set opposite their respective names on Schedule 1, subject to the escrow provided at Section 1.3(b), that number of Consideration Shares exchanged for Shares, equal to $7,500,000 plus the Adjusted Cash (the "Closing Date Purchase Price"), divided by the Average Closing Price. The "Average Closing Price" means the average closing price per share of Buyer Common Stock as reported on the NASDAQ for each of the twenty
(20) consecutive full trading days in which such shares are traded on the NASDAQ ending on the second trading day prior to, but not including, the Closing Date; provided, however, that if the Average Closing Price as computed pursuant to the foregoing terms of this sentence (i) exceeds the price at which the aggregate Consideration Shares issuable under this Agreement would represent 26% of the fully-diluted (via the treasury stock method) capitalization of Buyer as of the Closing Date (subject to adjustment as set forth below) (the "Upper Collar") then the Average Closing Price shall be the Upper Collar, or (ii) is less than the price at which the aggregate Consideration Shares issuable under this Agreement would represent 29% of the fully-diluted (via the treasury stock method) capitalization of Buyer as of the Closing Date (subject to adjustment as set forth below) (the "Lower Collar") then the Average Closing Price shall be the Lower Collar. The Buyer and Sellers' Agents shall mutually determine the amount of Adjusted Cash, with the participation of the Buyer's and the Company's respective auditors, and shall provide the Parties with a written report setting forth the calculation of Adjusted Cash at least five Business Days prior to the Closing Date. In determining the amount of Adjusted Cash, the amount of the Research Tax Credit shall be valued at 864,454 Euros. The determination of the amount of Adjusted Cash, subject to adjustments to the Research Tax Credit, shall be binding on the Parties. The Average Closing Price shall be calculated to the nearest one-hundredth of one cent. In the event that anytime prior to the Closing Date the outstanding shares of the Buyer Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Buyer by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend, or other change in the capital structure of the Buyer, then corresponding adjustments shall be made to the Average Closing Price, Upper Collar and Lower Collar determined pursuant to this Section 1.3, as applicable, in order to preserve, but not to increase or decrease, the relative dollar value thereof in relation to any such event.

            (b) Research Tax Credit Escrow. Upon the terms and subject to the conditions of this Agreement, at Closing, the Buyer shall deposit (the "First Escrow Deposit") such number of the Consideration Shares to be delivered to the Sellers at Closing, under Section 1.3(a), equal to the amount of the US$ value of the Research Tax Credit (864,454 Euros) (converted into US$ as provided in
Section 10.14), divided by the Average Closing Price to the


                                       2
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Escrow Agent, which deposit shall be held by the Escrow Agent in accordance with the terms of the Escrow Agreement, in a sub-escrow account (the "First Escrow Sub-Account"), pending the receipt by the Company of the final amount of the Research Tax Credit, with instructions to release and deliver to the Sellers, in the proportions set opposite their respective names on Schedule 1, or Buyer, in accordance with the following:

                  (i) If the final amount of the Research Tax Credit received by the Company is equal to the amount set forth in Section 1.3(a), then the Escrow shall release and deliver to the Sellers 100% of the Consideration Shares held in the First Escrow Sub-Account.

                  (ii) If, by contrast, the final amount of the Research Tax Credit received by the Company is less than that amount set forth in Section 1.3(a), then the Escrow Agent shall release and deliver (A) to the Sellers, 100% of the Consideration Shares held in the First Escrow Sub-Account less an amount equal to the difference between the Research Tax Credit set forth in Section 1.3(a) and the final amount of the Research Tax Credit received by the Company with the Consideration Shares valued at the Average Closing Price, and (B) to the Buyer the remaining Consideration Shares held in the First Escrow Sub-Account. Buyer shall or shall cause the Company to promptly notify the Escrow Agent of the receipt of the final amount of the Research Tax Credit in the form of a written certificate.

            (c) Payment of Transaction Expenses. Upon the terms and subject to the conditions of this Agreement, at Closing, an amount equal to the Reimbursed Expenses shall be paid by the Buyer to the Persons set forth in the Transaction Expenses Notice pursuant to the provisions of Section 1.8 below, by wire transfer of immediately available funds to the bank accounts identified therein. The Transaction Expenses Notice delivered pursuant to Section 1.8 shall provide written instructions to Buyer setting forth the exact amounts and payment instructions for such Reimbursed Expenses and Buyer will make such payments in accordance with such instructions at Closing.

      Section 1.4. Contingent Earn-Out Payments After the Closing.

            (a) Earn-Out Payments. On the terms and subject to the conditions of this Section 1.4 the Buyer shall issue and deliver to the Sellers, and the Derivative Securities Holders who exercise their Derivative Securities on or before the Closing Date, following the Closing, in the proportions set opposite their respective names on Schedule 1, Consideration Shares, if and to the extent earned as provided in this Section 1.4, in an aggregate amount equal to US$30,000,000, less the Closing Date Purchase Price and less the Transaction Expenses divided by the Average Closing Price (the "Earn-Out Amount"), which shall be due and payable in two equal installments as follows:

                  (i) The first 50% of the Earn-Out Amount (the "First Earn-Out Payment") shall be due upon the occurrence of the First Earn-Out Event. The second 50% of the Earn-Out Amount (the "Second Earn-Out Payment", and together with the First Earn-Out Payment, collectively, the "Earn-Out Payments", and individually an "Earn-Out Payment") shall be due upon the occurrence of the Second Earn-Out Event.

                  (ii) The First Earn-Out Event or the Second Earn-out Event means any one of the following events, whichever occurs first: (A) the initiation of the first human dosing in a Phase I clinical trial under a U.S. Investigational New Drug Application, or (B) such other drug application, approvable by the applicable ministry of health, as Buyer in its sole discretion determines is appropriate for any currently identified Company product candidate, including a second-generation version of Syn 1001, Syn 1002, Syn 2001, Syn 2002 or any variation thereof, as well as any additional product candidates derived in whole or in part from


                                       3
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the Company's product pipeline or research and development technology platform which additional product candidate(s) are mutually acceptable to Buyer and Sellers' Agents (each a "Qualified Product Candidate"). (The First Earn-Out Event and the Second Earn-Out Event are herein referred to collectively as the "Earn-Out Events", and individually as an "Earn-Out Event").

            (b) Covenants Regarding Earn-Out Payments. From the Closing Date until such date as each of the Earn-Out Payments has been paid by Buyer in accordance with the provisions of Section 1.4(a), Buyer shall:

                  (i) until the earlier to occur of such time as the entire Earn-Out Amount has been paid, or for a period not to exceed five (5) years from the Closing Date (the "Earn-Out Period"), fund and support at least two regulatory pre-clinical programs running continuously pursuant to the criteria generally described in attached Appendix 1.4(b)(i) (the "Agreed Resources"). Anything herein to the contrary notwithstanding, the Company and the Sellers acknowledge that the Company's research and development team will report to and will be responsible for performing the directions set forth by the Buyer's Project Committee, Strategic Committee and Board of Directors, and, in the event that the Buyer's Board of Directors determines that it is in the best interests of the Buyer and all of its stockholders to reduce the Agreed Resources, and that the failure to take such action could reasonably be determined to result in a breach of the fiduciary duties of Buyer's Board of Directors, then the Buyer may reduce the Agreed Resources until such time as the continuation of providing such Agreed Resources could not reasonably be determined to result in a breach of the fiduciary duties of Buyer's Board of Directors, at which time Buyer shall resume providing the Agreed Resources. Any period of time during which the Agreed Resources are reduced or suspended shall extend the Earn-Out Period for the period of such reduction or suspension unless the Earn-Out Amount has already been paid. Subject to the above, a milestone event triggering the payment of the related Earn-Out Payment will be deemed completed in the event of: (A) the termination of any clinical, pre-clinical or development program of any Qualified Product Candidate identified by the Closing Date under this Agreement despite the Buyer's Project Committee, Strategic Committee and Board of Directors or the arbitrators pursuant to Section 1.4(c), having determined that such Qualified Product Candidate satisfies the criteria of having scientific viability, market opportunity and economic feasibility; (B) the sale, assignment or out-licensing of any potential Qualified Product Candidates which results in the termination of, or loss of control of the Buyer over, the clinical and development program of such Qualified Product Candidate; or (C) any material liquidation of the Company or substantial reduction in its activities and work force.

                  (ii) provide, or cause to be provided, to Sellers' Agents, at least semi-annually a written report generally describing the status of the Qualified Product Development programs and any known significant actions, events, circumstances or occurrences which are likely, to the Buyer's reasonable judgment, to accelerate or delay any Earn-Out Event; provided, however, that such report shall not contain any material non-public information unless each Seller shall agree in writing to be bound by Buyer's Insider Trading Policy.

                  (iii) promptly notify Sellers' Agents and Escrow Agent of the occurrence of any Earn-Out Event.

                  (iv) promptly notify Sellers' Agent of any event that would trigger an early payment of any Earn-Out Payment or of any decision by the Buyer's Board of Directors to reduce the Agreed Resources due to a determination that failure to do so could reasonably be determined to result in a breach of their fiduciary duties, along with a reasonably detailed explanation of such actions.


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                  (v) promptly notify Sellers' Agents when the Agreed Resources have been resumed after any event or time period during which the Buyer's Board of Directors has reduced or suspended the Agreed Resources due to a determination that failure to do so could reasonably be determined to result in a breach of their fiduciary duties.

            (c) Dispute Resolution. The Parties shall initially attempt in good faith to resolve any controversy, claim, allegation of breach or dispute arising out of or relating to any portion of the Earn-Out Amount (hereinafter collectively referred to as a "Dispute") through non-binding mediation between an executive officer of Buyer and the Sellers' Agents which may be initiated by either Party upon written notice to the other Party. If the Dispute is not resolved within thirty (30) Business Days (or such other period of time mutually agreed upon by the Parties) of notice of the Dispute (the "Mediation Period"), then the Parties agree to submit the Dispute to binding arbitration. Unless otherwise mutually agreed by the Parties, only if the Dispute is not resolved through non-binding mediation as set forth herein, may a Party resort to arbitration. All Disputes relating in any way to the Earn-Out Amount shall be resolved exclusively through binding arbitration conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association as then in effect. The arbitration hearing shall be held as soon as practicable after the expiration of the Mediation Period. The arbitration hearing shall be held in New York, New York and shall be before a panel of three arbitrators. The Parties agree that each of the Buyer, on the one hand, and the Sellers' Agents, on the other hand, shall appoint one arbitrator, and that these two arbitrators shall appoint a third arbitrator. If one or more of these persons cannot or will not serve as arbitrators, the arbitrators shall be selected by the Parties in accordance with the Commercial Arbitration Rules of the American Arbitration Association pursuant to its rules on selection of arbitrators. The arbitrators shall render a formal, binding non-appealable resolution and award on each issue as expeditiously as possible but not more than ten (10) Business Days after the hearing. In any arbitration, the prevailing Party shall be entitled to reimbursement of its reasonable attorney fees and the Parties shall use all reasonable efforts to keep arbitration costs to a minimum.

            (d) Earn-Out Escrow. Upon the terms and subject to the conditions of this Agreement, at Closing, the Buyer shall deposit (the "Second Escrow Deposit") a number of Consideration Shares equal to the Earn-Out Amount divided by the Average Closing Price, to the Escrow Agent, which deposit shall be held by the Escrow Agent in a sub-escrow account (the "Second Escrow Sub-Account") in accordance with the Escrow Agreement, with instructions to the Escrow Agent to deliver to the Sellers and the holders of any Derivative Securities who exercise their Derivative Securities on or before the Closing Date, in the proportions set opposite their respective names in Schedule 1, in accordance with the following:

                  (i) Subject to the limitation set forth below, 50% of the Consideration Shares held in the Second Escrow Sub-Account upon receipt either of (A) the notice sent by the Buyer pursuant to Section 1.4(b)(iii) stating that either of the Earn-Out Events has occurred, or (B) of joint written instructions from Sellers' Agents and Buyer stating that the First Earn-Out Payment is due, or (C) of a written certificate from either Sellers' Agents or Buyer (with a copy to Buyer, in the case of a certificate by Sellers' Agents, or to Sellers' Agents, in the case of a certificate by Buyer) attaching thereto a copy of the final arbitration award issued pursuant to Section 1.4(c) resolving that any of the First Earn-Out Event and Second Earn-Out Event has occurred.

                  (ii) Subject to the limitations set forth below, 50% of the Consideration Shares held in the Second Escrow Sub-Account upon receipt either of (A) the notice sent by the Buyer pursuant to Section 1.4(b)(iii), or (B) of joint written instructions from Sellers' Agents and Buyer stating that the Second Earn-Out Payment is due, or (C) of a written certificate from either Sellers' Agents or Buyer (with a copy to Buyer, in the case of a certificate


                                       5
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by Sellers' Agents, or to Sellers' Agents, in the case of a certificate by
Buyer) attaching thereto a copy of the arbitration award issued pursuant to
Section 1.4(d) resolving that the Second Earn-Out Event has occurred.

                  (iii) The foregoing provisions notwithstanding, if the First Earn-Out Payment becomes due and payable on or before 18 months following the Closing Date, 25% of the Consideration Shares representing the First Earn-Out Payment held in the Second Escrow Sub-Account shall continue to be held by the Escrow Agent in a sub-escrow account (the "Second Escrow Indemnification Sub-Account") until 18 months following the Closing Date. The Escrow Agent shall release 100% of the Consideration Shares held in the Second Escrow Indemnification Sub-Account 18 months following the Closing Date, provided the Escrow Agent has not received from the Buyer a Buyer Escrow Claim Notice before 18 months following the Closing Date. If, however, the Escrow Agent has received from the Buyer one or more Buyer Escrow Claim Notices before 18 months following the Closing Date, the Escrow Agent (1) shall (x) continue holding in escrow, after 18 months following the Closing Date, an amount of Consideration Shares equal to the total amount of the claims stated in such Buyer Escrow Claim Notices divided by the Average Closing Price, until the Final Resolution of such claims, (y) promptly notify once a year the Sellers' Agents and the Buyer of such continuous holding, and (2) 18 months following the Closing Date shall forthwith deliver to the Sellers a number of Consideration Shares equal to 100% of the Consideration Shares held by the Escrow Agent in the Second Escrow Indemnification Sub-Account, less an amount equal to the total amount of the claims stated in the Buyer Escrow Claim Notices divided by the Average closing Price, and (3) upon joint written instructions of the Buyer and the Sellers' Agents or a Final Resolution of any such claim, shall forthwith deliver to the Sellers or the Buyer, as applicable, a number of Consideration Shares still held in the Second Escrow Indemnification Sub-Account with respect to such claim valued on the Average Closing Price in accordance with the Final Resolution.

                  (iv) The foregoing notwithstanding, all Consideration Shares remaining in the Second Escrow Deposit five years following the Closing Date shall be returned to the Buyer and cancelled. The obligations of the Buyer to issue and deliver Consideration Shares relating to the Earn-Out Payments pursuant to the provisions set forth in Section 1.4 hereof shall continue in full force and effect notwithstanding such cancellation of shares.

      Section 1.5. Contingent Consideration after Closing.

            (a) Contingent Consideration. On the terms and subject to the conditions of this Section 1.5, the Buyer shall, following Closing, issue and deliver to the Sellers, in the proportions set opposite their respective names on Schedule 1, such additional number of Consideration Shares, if and to the extent earned as provided in this Section 1.5 and in Section 7.6, in an amount equal to US$500,000 divided by the Average Closing Price, subject to the adjustments set forth in Section 1.5(b) and in Section 7.6 (the "Contingent Consideration").

            (b) Contingent Consideration Escrow. At Closing, the Buyer shall deposit (the "Third Escrow Deposit") a number of Consideration Shares equal to US$500,000 divided by the Average Closing Price to the Escrow Agent, which deposit shall be held by the Escrow Agent in a sub-escrow account (the "Third Escrow Sub-Account") in accordance with the Escrow Agreement, with instructions to the Escrow Agent to deliver them to the Sellers, in the proportions set opposite their respective names in Schedule 1, or to the Buyer, as applicable, in accordance with the following:

                  (i) On the date that is 45 Business Days after the receipt by Buyer of the audited financial statement from Ernst & Young, LLP ("Ernst & Young"), or the Buyer's then current auditor, of the combined operations of Buyer and the Company for the fiscal year-ending


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December 31, 2005 (the "2005 Audit Date"), the Escrow Agent shall release 100%
of the Consideration Shares held by the Escrow Agent in the Third Escrow Sub-Account, provided that the Escrow Agent has not received from the Buyer a Buyer Escrow Claim Notice before the 2005 Audit Date.

                  (ii) If, by contrast, the Escrow Agent receives from the Buyer one or more Buyer Escrow Claim Notices before the 2005 Audit Date, the Escrow Agent (A) shall (1) continue holding in escrow, after the 2005 Audit Date, an amount of the Consideration Shares equal to the total amount of the claims stated in such Buyer Escrow Claim Notices divided by the Average Closing Price, until the Final Resolution of such claims, (2) promptly notify once a year the Sellers' Agents and the Buyer of such continuous holding, and (B) on the 2005 Audit Date, shall forthwith release and deliver to the Sellers a number of Consideration Shares equal to 100% of the Consideration Shares held by the Escrow Agent in the Third Escrow Sub-Account less an amount equal to the total amount of the claims stated in the Buyer's Escrow Claim Notices divided by the Average Closing Price, and (C) upon a Final Resolution of any such claim, shall forthwith distribute and deliver to the Sellers or Buyer, as applicable, a number of Consideration Shares still held in the Third Escrow Sub-Account, in accordance with the following:

                        A. If an outstanding claim stated in such Buyer Escrow Claim Notices is resolved by mutual agreement of Sellers' Agents and Buyer, then upon receipt of joint written instructions from Sellers' Agents and Buyer, the Escrow Agent shall make such releases and deliveries in accordance with such written instructions; or

                        B. If, by contrast, such outstanding claim stated in such Buyer Escrow Claim Notices is resolved pursuant to Final Resolution in accordance with the provisions of the Agreement or in the event of a third-party action, then upon receipt of a written certificate from either Sellers' Agents or Buyer (with a copy to Buyer, in the case of a certificate by Sellers' Agents, or to Sellers' Agents, in the case of a certificate by Buyer) stating that the claim in question has been finally resolved and attaching thereto a copy of the Final Resolution, then the Escrow Agent shall release and deliver that number of Consideration Shares equal to the amount of such claim stated in the relevant Buyer's Escrow Claim Notice, as awarded to the Sellers or the Buyer, as applicable, divided by Average Closing Price, to either the Sellers or the Buyer, as applicable.

      Section 1.6. Escrow Agreement. Upon the terms and subject to the conditions of this Agreement:

            (a) Escrow Agent. The Sellers and the Buyer shall, at least 10 Business Days prior to Closing, jointly choose an escrow agent (the "Escrow Agent").

            (b) Escrow Deposits. The Parties and the Escrow Agent shall execute an escrow agreement in a form mutually agreeable prior to or concurrently with the Closing (the "Escrow Agreement"). The Buyer shall deposit, at Closing, the First Escrow Deposit, the Second Escrow Deposit and the Third Escrow Deposit (collectively the "Escrow Deposits") to be held, administered, disbursed and otherwise dealt with by the Escrow Agent pursuant to the terms and conditions set forth herein and the Escrow Agreement.

            (c) Notice. The Buyer will notify the Escrow Agent and the Sellers' Agents of receipt by Buyer of the audited financial statements of the combined operations of Buyer and the Company for the fiscal year ending December 31, 2005 promptly following completion of such audit, which audit shall occur no later than ninety (90) days following the end of such fiscal year.


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      Section 1.7. Waiver to Exercise Derivative Securities. Upon the terms and subject to the conditions of this Agreement, at Closing, each Derivative Securities Holder shall irrevocably waive his right to exercise all his Company Warrants and Company Options, each of them holds, as applicable, as set forth opposite their respective names on Schedule 1.

      Section 1.8. Transaction Expenses. At least three Business Days prior to the Closing Date, the Sellers' Agents shall deliver to the Buyer a written notice (the "Transaction Expenses Notice"), setting forth, and representing in good faith to the Buyer the total Transaction Expenses to be paid after December 31, 2004, together with an itemization and description of such Transaction Expenses in reasonable detail. Buyer shall pay the Transaction Expenses which will be listed on the Transaction Expenses Notice, not to exceed, after adding Transaction Expenses paid up through December 31, 2004, an aggregate of 1,720,000 Euros (the "Reimbursed Expenses"), no more than 1,500,000 Euros of which shall be paid at or prior to Closing. The Sellers severally and not jointly shall indemnify and hold the Buyer harmless for all Transaction Expenses. For the purposes of this Agreement, "Transaction Expenses" means any and all out of pocket fees and expenses due and payable in connection with the transactions contemplated by this Agreement, that have not been paid by the Company by December 31, 2004, whether paid or payable thereby prior to, on or after the Closing Date, including to the extent paid or payable, the fees and expenses of legal advisors, accountants, investment bankers, financial advisors, valuation firms or similar professionals and bonuses, success fees and severance payments to employees or management of the Company, provided that the Transaction Expenses shall not include the total amount of the fees and expenses incurred and paid by the Company on or before December 31, 2004 and which have therefore been included in the determination of Adjusted Cash. The Buyer will pay any and all Transaction Expenses that become due in connection with the Earn-Out Amount to investment bankers as instructed in writing by the Sellers' Agents at least 5 Business Days prior to the payment of any applicable Earn-Out Payment.

      Section 1.9. Time and Place of Closing. Upon the terms and subject to the conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Stehlin & Associes, 48, Avenue Victor Hugo, 75116 Paris on the third Business Day following the date on which all of the conditions to each Party's obligations hereunder have been satisfied or waived, or at such other date, place or time as the Parties may agree. Subject to the provisions of ARTICLE VIII, failure to consummate the transactions contemplated by this Agreement on the date and time and at the place determined under this Section 1.9 will not result in the termination of this Agreement, and will not relieve any Party of its obligations under this Agreement. The date on which the Closing occurs and the transactions contemplated hereby become effective is referred to herein as the "Closing Date."

      Section 1.10. Deliveries by the Sellers, Managers, and Derivative Security Holders. Subject to the terms and conditions hereof, at the Closing, the Sellers, the Managers, and the Derivative Security Holders shall, as applicable, deliver or cause to be delivered the following to the Buyer:

            (a) Each Seller shall deliver to Buyer:

                  (i) Duly completed and executed transfer forms (ordres de mouvement) providing for the transfer of legal title to and possession of all Shares and Derivative Securities held by such Seller;

                  (ii) If applicable, such Sellers' resignation as member of the Executive Board (Directoire) or the Surveillance Board (Conseil de Surveillance), as the case may be;

                  (iii) Counterparts to the Escrow Agreement, duly executed by each Seller, the Sellers' Agents and Escrow Agent;

                  (iv) Counterparts to the Stockholders Agreement in substantially the form of Exhibit A attached hereto (the "Stockholders Agreement") with respect to the resale of Consideration Shares delivered hereunder;

                  (v) Counterparts of a short form stock purchase agreement, in the French language, mutually agreed upon by the Sellers and the Buyer, for French Transfer Tax purposes (for the avoidance of doubt, this Agreement shall remain the sole binding agreement between the Parties in the event of any discrepancies); and

                  (vi) An Investment Representation statement substantially in the form of Exhibit B.

            (b) The Managers shall deliver, or cause the Company to deliver to the Buyer:

                  (i) An "Extrait K-bis" and a "Certificat de non-faillite" issued by the Companies' Registrar no more than 5 Business Days before the Closing Date;

                  (ii) A certificate of the Secretary or Assistant Secretary of the Company, in customary form, certifying as to true and complete copies as in effect as of the Closing Date of the applicable governing or incorporation documents of the Company;

                  (iii) All other documents, instruments, writings or other deliverables required to be delivered by the Sellers or the Sellers' Agents or the Company on or prior to the Closing Date pursuant to this Agreement, whether or not any of the same are specifically identified in Section 1.10 above.

            (c) Each Derivative Securities Holder shall deliver to the Buyer:

                  (i) An irrevocable waiver to exercise the outstanding Derivative Securities that such Derivative Securities Holder holds, in substantially the form attached as Exhibit C.

      Section 1.11. Deliveries by the Buyer. Subject to the terms and conditions hereof, at the Closing, the Buyer shall deliver or cause to be delivered to the Escrow Agent the Escrow Deposits, and shall deliver or cause to be delivered the following to the Sellers or Derivative Securities Holders, as applicable:

            (a) Consideration. Shares for the Closing Date Purchase Price (as adjusted under Section 1.3, if applicable and less the First Escrow Deposit), in the manner set forth in Section 1.3(a);

            (b) The officer's certificate provided for in Section 6.2(g);

            (c) A counterpart to the Escrow Agreement, duly executed by the Buyer;

            (d) Evidence satisfactory to the Sellers' Agents that the Buyer has made all the Escrow Deposits with the Escrow Agent;

            (e) A counterpart of the Stockholders Agreement duly executed by the Buyer;

            (f) Counterparts of a short form stock purchase agreement, in the French language, mutually agreed upon by the Sellers and the Buyer, for French Transfer Tax purposes (for the avoidance of doubt, this Agreement shall remain the sole binding agreement between the Parties in the event of any discrepancies); and

            (g) All other documents, instruments, writings or other deliverables required to be delivered by the Buyer on or prior to the Closing Date pursuant to this Agreement, whether or not any of the same are specifically identified in
Section 1.11 above.

      Section 1.12. Books and Records of the Company. The Managers shall provide access or cause the Company to provide access to the Buyer at, or as soon as practicable after the Closing, of all books and records, including the books of account, minute books and stock books, of the Company.

      Section 1.13. Required Withholding. Each of the Escrow Agent, the Buyer and the Company or any paying agent of the aforementioned Parties shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement such amounts as may be required to be deducted or withheld therefrom under any applicable Law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF EACH SELLER

      Each Seller and Derivative Securities' Holder hereby individually and not severally not jointly (individuellement, et pas conjointement ni solidairement) represents and warrants to the Buyer as follows:

      Section 2.1. Ownership of Stock and Derivative Securities.

            (a) Such Seller is the lawful and record and beneficial owner of all of the Shares which are set forth opposite such Seller's name on Schedule 1, which Shares are and as of the Closing shall be free and clear of all Liens. The purchase and sale of such Seller's Shares by the Buyer at the Closing in the manner provided in ARTICLE I will, at the Closing, convey to the Buyer good title to the Shares sold by such Seller, free and clear of all Liens, except for Liens created by the Buyer or arising out of ownership of the Shares by the Buyer. Such Seller has no other equity or ownership interest in the Company except as set forth on Schedule 1.

            (b) Such Derivative Securities Holder is the lawful and record and beneficial owner of all of the Derivative Securities which are set forth opposite such Derivative Securities Holder's name on Schedule 1, which Derivative Securities are and as of the Closing and prior to their waiver, shall be free and clear of all Liens. Such Derivative Securities Holder has no claim or interest in any equity security of the Company other than as set forth in
Schedule 1 hereto. Following the Closing, all of the Derivative Securities held by such Derivative Securities Holder shall be cancelled and terminated, and such Derivative Security Holder shall have no rights or claims against the Company with respect to such Derivative Securities or the cancellation and termination thereof.

      Section 2.2. Authorization and Validity of Agreement. Such Seller or such Derivative Securities Holder has the corporate or other power and authority to execute and deliver this

Agreement and the other Transaction Agreements to which it is or will be a party, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by such Seller and such Derivative Securities Holder of this Agreement and the consummation by such Seller and such Derivative Securities Holder of the transactions contemplated hereby have been, and the execution and delivery of the other Transaction Agreements to which such Seller and such Derivative Securities Holder is or will be a party by such Seller and such Derivative Securities Holder and the consummation by such Seller and such Derivative Securities Holder of the transactions contemplated thereby has been or will at the Closing be, duly and validly authorized by all requisite corporate or other action on the part of such Seller and such Derivative Securities Holder if such Seller and such Derivative Securities Holder is not an individual natural Person. This Agreement has been duly and validly executed and delivered by such Seller and such Derivative Securities Holder, and assuming this Agreement has been duly authorized, executed and delivered by the Buyer, this Agreement constitutes a valid and binding agreement of such Seller and such Derivative Securities Holder, enforceable against such Seller and such Derivative Securities Holder in accordance with its terms, except that (a) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other Laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief, may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Each other Transaction Agreement to which such Seller and such Derivative Securities Holder is or will be a party has been or will at the Closing be duly and validly executed by such Seller and such Derivative Securities Holder and, assuming such Transaction Agreement is duly authorized, executed and delivered by the other Parties thereto (other than such Seller and such Derivative Securities Holder), such Transaction Agreements do or will constitute valid and binding agreements of such Seller and such Derivative Securities Holder, enforceable against such Seller and such Derivative Securities Holder in accordance with their respective terms, except that (i) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other Laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief, may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

      Section 2.3. Consents and Approvals; No Violations. Subject to the provisions of the Sellers Stockholder Agreement in effect on the date hereof and subject to applicable Law: none of the execution and delivery of this Agreement or the Transaction Agreements by such Seller, such Derivative Securities Holder or the consummation by such Seller or such Derivative Securities Holder of the transactions contemplated hereby and thereby do or will, directly or indirectly,
(a) require, under any applicable Law or Government Entity requirement or under any agreement to which such Seller is a Party, such Seller or such Derivative Securities Holder to give any notice to, or obtain any Consent from any Person (including any Governmental Entity), (b) conflict with, or result in any breach of any provision of the certificate of incorporation or by-laws (or any similar governing or constituent document) of, or any resolution adopted by the board of directors (or similar governing body) or the stockholders of such Seller or such Derivative Securities Holder, (c) cause the Buyer, the Company to become subject to, or to become liable for the payment of any Tax, (d) result in the creation or imposition of any Lien upon or with respect to any of the assets owned or used by the Company or the Company's Subsidiaries or (e) result in a material violation or breach of, or constitute a default under, any material note, bond, mortgage, indenture, agreement, or other instrument or obligation to which such Seller or Derivative Securities Holder is subject, which violations, breaches or defaults could reasonably be expected, individually or in the aggregate, to prevent such Seller from performing its obligations under this Agreement or establish any condition to the consummation by such Seller or such Derivative Securities Holder of the transactions contemplated hereby and by the Transaction Agreements.

      Section 2.4. Allocation of the Acquisition Price. The allocation of the Closing Date Purchase Price, the Research Tax Credit, the Earn-out Payments and the Contingent Consideration set forth in the manner set forth in Schedule 1 reflects the allocation proportions amongst the Sellers respectively of the Closing Date Purchase Price, the Research Tax Credit, the Earn-out Payments, the Contingent Consideration, and the Sellers' Transaction Costs as agreed by (a) himself/itself and the other Sellers; (b) he/it has agreed to deduct from the Closing Date Purchase Price an amount equal to Transaction Expenses in the proportions set forth opposite his/its name in Schedule 1; and (c) he/it has agreed to authorize Buyer to pay, acting on behalf of Sellers, the Reimbursed Expenses; and

      Section 2.5. Litigation. There is no pending Proceeding, or to the Knowledge of such Seller threatened, against or involving such Seller by or before any Governmental Entity, which would adversely affect the ability of such Seller to consummate the transactions contemplated hereby and by the other Transaction Documents.

      Section 2.6. No Other Representations or Warranties. Except for the representations and warranties contained in ARTICLE II, such Seller has not made and does not make any other express or implied representation or warranty on behalf of such Seller, and such Seller hereby disclaims any such representation or warranty whether by the Managers, the Company or any of its officers, directors, employees, agents or representatives or any other Person, in connection with, or with respect to, the execution, delivery or performance of this Agreement.

                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE MANAGERS

      Each Manager hereby individually, not joint or severally, represents and warrants to the Buyer as follows:

      Section 3.1. Organization; Qualification and Corporate Power. The Company
(a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has all requisite corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business substantially as it is now being conducted, and (c) is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership, operation or leasing of its properties makes such qualification necessary, except in the case of the preceding clause (c) for such failures to be so qualified and/or in good standing as would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company does not have any Subsidiaries. Except as set forth in Schedule 3.1 of the Managers Disclosure Schedule, the Company does not own any equity, ownership or similar interest in any Person. Section 3.1 of the Managers Disclosure Schedule contains true and correct copies of the articles of incorporation and by-laws or similar organizational or constituent documents of the Company, the Sellers Stockholders Agreement as in effect on the date hereof and a K-bis excerpt dated within five days from the date hereof.

      Section 3.2. Authorization of Transaction. The execution and delivery of this Agreement by the Managers and the consummation of the transactions contemplated hereby have been, and the execution and delivery of the other Transaction Agreements and the consummation of the transactions contemplated thereby by the Managers will at the Closing be, duly and validly authorized by all requisite action on the part of the Managers. This Agreement has been duly and validly executed and delivered by the Managers, and assuming this Agreement has been duly authorized, executed and delivered by the Buyer, this Agreement constitutes a valid and binding agreement of the Managers, enforceable against the Managers in accordance with its terms, except that (a) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally, and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

      Section 3.3. Capitalization; Ownership of Shares.

            (a) The authorized and outstanding equity securities of the Company are as set forth in Schedule 3.3 to the Managers Disclosure Schedule. The Shares represent all of the outstanding capital stock in the Company. All of the Shares are validly issued, fully paid and non assessable. Except as set forth in
Schedule 3.3(a) of the Managers Disclosure Schedule, the Company satisfies all minimum capital requirements under French Law. The transactions contemplated by this Agreement shall not increase the minimum capital requirements under French Law. Except for the Shares and the Derivative Securities and as set forth in
Schedule 3.3(a) of the Managers Disclosure Schedule (which schedule includes all Derivative Securities), at the Closing there will not be any capital stock or other equity interests in the Company issued or outstanding or any authorized or outstanding subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating the Company to issue or sell any of its capital stock or other equity interests, or to the Knowledge of the Managers, any agreements, arrangements, or understandings granting any Person any rights in the Company similar to capital stock or other equity interests.

            (b) None of the Shares was issued in violation of applicable securities laws, nor are they subject to, or were they issued in violation of the preemptive rights under the Company's articles of incorporation, statutory law, or, to the Knowledge of the Managers, otherwise, or to the Knowledge of the Managers, rights of first refusal or similar rights of any Person. Except as set forth in Schedule 3.3(b) of the Managers Disclosure Schedule, there are and will at the Closing be no outstanding stock appreciation or similar rights with respect to the Company granted by the Company which obligates the Company to make any payment to any Person based upon the value of capital stock of the Company.

      Section 3.4. Consents and Approvals; No Violations.

            (a) Except as set forth in Schedule 3.4(a) of the Managers Disclosure Schedule, none of the execution and delivery of this Agreement or the other Transaction Agreements by the Managers, or the consummation by the Managers of the transactions contemplated hereby or thereby do or will, directly or indirectly (with or without notice or lapse of time or both) (i) conflict with or result in any breach of any provision of the articles of incorporation or by-laws (or any similar governing or constituent document) of, or any resolution adopted by the Conseil de surveillance or the stockholders of the Company, (ii) result in a material violation or breach of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or require any Consent under, any Applicable Contract subject to Section 3.11(a) below, (iii) violate or contravene any Law or Order or Governmental Authorization applicable to the Company or any of its businesses, properties or assets, (iv) require any filing by the Company with, or the obtaining by the Company of any permit, authorization, Consent or approval of, any Governmental Entity, (v) cause the Company to become subject to, or to become liable for the payment of, any French Tax (subject to the consequences of the election made under Section 5.14(a)), or (vi) result in the imposition or creation of any Lien upon or with respect to any of the assets owned or used by the Company.

            (b) Except (i) such filings, notifications and authorizations as may be required by the French Ministry of Economy and Finance, (ii) such filings, authorizations, orders and approvals as may be required under French securities law, and (iii) as set forth in Schedule 3.4(b) of the Managers Disclosure Schedule, the Company is not, nor will be, required to give any notice to, or obtain any Consent from any Person (including any Governmental Entity) in connection with the execution and delivery of this Agreement and the other Transaction Agreements or the consummation or performance of the other transactions contemplated hereby or thereby.

      Section 3.5. Financial Statements.

            (a) Schedule 3.5(a) of the Managers Disclosure Schedule contains (i) the audited balance sheet (liasse fiscale) (the "Balance Sheet") of the Company as of December 31, 2003 and the related audited statements of income, changes in stockholders' equity and cash flows of the Company for the fiscal year of the Company then ended, together with the report thereon of Price Waterhouse & Co., independent certified public accountants (commissaire aux comptes) (collectively, the "Annual Financial Statements"), and (ii) an unaudited balance sheet (the "Interim Balance Sheet") of the Company as of September 30, 2004, and the related unaudited statements of income, changes in stockholders' equity and cash flows of the Company for the three months then ended (collectively, the "Unaudited Financial Statements"). Except as set forth in Schedule 3.5(a) of the Managers Disclosure Schedule, the Annual Financial Statements and the Unaudited Financial Statements present fairly in accordance with French GAAP the financial condition and results of operation, changes in stockholders' equity and cash flow of the Company as of the respective dates and for the respective periods referred to in such financial statements (subject in the case of the Unaudited Financial Statements to normal audit adjustments (the effect of which would not, individually or in the aggregate, be materially adverse)).

            (b) The Annual Financial Statements, including the notes thereto, and the Unaudited Financial Statements have all been prepared in accordance with French GAAP applied consistently throughout the periods involved (except as disclosed therein and, in the case of the Unaudited Financial Statements, as disclosed in Section 3.5(b) of the Managers Disclosure Schedule). No financial statements of any Person other than the Company are required to be included in the financial statements of the Company. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with French GAAP applicable to French private companies.

      Section 3.6. No Undisclosed Liabilities. Except as set forth on Schedule
3.6 of the Managers Disclosure Schedule, since September 30, 2004, the Company has not incurred any liabilities or obligations (whether known or unknown and whether absolute, accrued, contingent, or otherwise) of the type required by French GAAP to be disclosed on a balance sheet or in the notes thereto, except for liabilities and obligations (a) specifically reflected or reserved for on the Balance Sheet or the Interim Balance Sheet, (b) incurred in the Ordinary Course of Business since the date of the Interim Balance Sheet, or (c) which individually or in the aggregate do not exceed 100,000 Euros.

      Section 3.7. Legal Proceedings. Except as set forth in Schedule 3.7 of the Managers Disclosure Schedule, there is no pending Proceeding or, to the Knowledge of the Managers, investigation by any Person or Governmental Entity, threatened, against or involving the Company by or before any court or Governmental Entity, which (a) seeks injunctive or similar relief, (b) seeks Damages in any amount or (c) could reasonably be expected, individually or in the aggregate, if determined in a manner adverse to the Company, to have a Company Material Adverse Effect.

      Section 3.8. Compliance with Law; Governmental Authorizations.

            (a) Except as set forth in Schedule 3.8(a) of the Managers Disclosure Schedule:

                  (i) the Company is, and at all times since January 1, 2002 has been, in compliance in all material respects with each applicable Law or any Order that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets ("Applicable Law");

                  (ii) to the Knowledge of the Managers, no event has occurred or, circumstance exists, that (with or without notice or lapse of time) (A) could reasonably be expected to constitute or result in a material violation by the Company of, or a material failure on the part of the Company to comply with, any Applicable Law, or (B) could reasonably be expected to give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                  (iii) the Company has not received, at any time since January 1, 2002, any notice (mise en demure) or other written communication from any Governmental Entity or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Applicable Law, or (B) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

            (b) Schedule 3.8(b) of the Managers Disclosure Schedule contains a complete and accurate list of each material Governmental Authorization that is held by the Company or that otherwise relates to the business of, or to any of the assets owned or used by, the Company. Each material Governmental Authorization listed or required to be listed in Schedule 3.8(b) of the Managers Disclosure Schedule is, and will as of the Closing be, valid and in full force and effect. Except as set forth in Schedule 3.8(b) of the Managers Disclosure
Schedule:

                  (i) The Company is, and at all times since January 1, 2002 has been, in compliance in all material respects with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Schedule 3.8(b) of the Managers Disclosure Schedule;

                  (ii) to the Knowledge of the Managers no event has occurred or, circumstance exists that (with or without notice or lapse of time) (A) could reasonably be expected to constitute or result, directly or indirectly, in a material violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Schedule 3.8(b) of the Managers Disclosure Schedule, or (B) could reasonably be expected to result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any material modification to, any material Governmental Authorization listed or required to be listed in Schedule 3.8(b) of the Managers Disclosure Schedule;

                  (iii) the Company has not received, at any time since January 1, 2002, any notice or other communication from any Governmental Entity or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Schedule 3.8(b) of the Managers Disclosure Schedule, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or material modification to any Governmental Authorization listed or required to be listed in Schedule 3.8(b) of the Managers Disclosure Schedule; and

                  (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in
Schedule 3.8 of the Managers Disclosure Schedule have been duly filed on a timely basis with the appropriate Governmental Entities, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Entities.

The Governmental Authorizations listed in Schedule 3.8(b) of the Managers Disclosure Schedule collectively constitute all of the material Governmental Authorizations necessary to permit the Company to lawfully conduct and operate its business in the manner they currently conduct and operate such business, and to permit the Company to own and use its assets in the manner in which it currently owns and uses such assets.

            (c) Without limiting the generality of the representations and warranties made in this Section 3.8, the Company is in compliance in all material respects with all current compulsory applicable laws, statutes, rules, regulations, standards or orders administered, issued or enforced by the Governmental Entity having regulatory authority or jurisdiction over the development of the Company's products and the operations of the Company. The Company's drug development, laboratory practices and clinical practices have been conducted in compliance with the regulations of the applicable Governmental Entity having authority over such operations by the Company, all studies required to be performed have been completed or are ongoing in accordance with applicable requirements of the applicable Governmental Entity having authority over such operations by the Company, and all adverse events required to be reported to the applicable Governmental Entity having authority over such matters have been so reported in a timely manner. The Company has not received, and the Company has no knowledge of any facts which would furnish any reasonable basis for, any notice of adverse findings, inspectional observations, regulatory letters, notices of violations, warning letters, criminal proceeding notices, or any other similar communication from the Governmental Entity having authority over the business and operations of the Company.

      Section 3.9. Employee Matters.

            (a) Schedule 3.9(a) of the Managers Disclosure Schedule contains a true and complete list of all employees information and rights either provided for by French Law (other than regular French Law applicable generally to all companies) or as a result or an internal collective agreement, individual or company retirement or insurance plans, bonus, deferred compensation, stock purchase, stock option (including warrants), insurance, incentive compensation, severance pay, or other fringe benefit plan, program or arrangement, written or otherwise, as defined and governed by the provisions of the applicable National Collective Bargaining Agreement, French Labour Code, Company-wide agreements, individual employment contracts and company practices applicable to the Company employees immediately prior to the Acquisition (the "Plans"), which is currently maintained or contributed to or required to be contributed to by the Company for the benefit of any employee of the Company. Schedule 3.9(a) of the Managers Disclosure Schedule contains complete and accurate copies of each of the Plans, including all amendments thereto.

            (b) Each Plan has at all times, in form, operation and administration, complied in all material respects with its terms and Applicable Laws.

            (c) Except as set forth in Schedule 3.9(c) of the Managers Disclosure Schedule, the transactions contemplated by this Agreement will not accelerate the time of payment or vesting or increase the amount of any compensation due to any employee or former employee (including severance or termination pay) and will not directly or indirectly result in any payment made to or on behalf of any person which may not be deductible by the Company for tax purposes or otherwise subject the Company to adverse tax consequences.

            (d) There are no unpaid contributions due prior to the date hereof with respect to any Plan that are required to have been made under the terms of the Plan or any applicable Law and all contributions and premium payments required to be made in connection with any Plan as of the date hereof have been timely made.

            (e) There is no action, suit or claim pending (other than routine claim for benefits, with respect to any Plan) nor is there to the Knowledge of the Managers any application or other matter pending with or before any court or Governmental Entity, with respect to any Plan, Benefit, Social Security contribution, Employment Contract or their termination thereof and more generally with respect to any employment, workers representative or social security issue.

            (f) Except as set forth in Schedule 3.9(f) of the Managers Disclosure Schedule, (i) there is no labor strike, dispute slowdown, stoppage or lockout pending, or, to the Knowledge of the Managers, threatened against the Company and (ii) the Company has complied in all material respects with all Applicable Laws relating to employment and social security, wages, work hours including with respect to "Lois Aubry I & II" and their respective implementing decrees, benefits, collective bargaining agreements, internal collective agreements, the payment of social security and similar taxes, elections of workers representative institutions and their functioning thereof, occupational safety and health, and plant closing. The Company is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Applicable Laws. Except as set forth in Schedule 3.9(f), the transactions contemplated by this Agreement will not result in any substantial liability, cost or expense to the Company as a result of any applicable employment, labor or similar law or regulation.

            (g) Schedule 3.9(g) of the Managers Disclosure Schedule sets forth a complete and accurate list of the following information for each director or employee of the Company, including each such employee on leave of absence or layoff status: (i) employer; (ii) name; (iii) job title; (iv) current compensation paid or payable (including any bonus or similar arrangements) and any change in compensation since September 30, 2004; (v) vacation accrued; and
(vi) service credited for purposes of vesting and eligibility to participate under the Plans.

            (h) To the Knowledge of the Managers, no officer, or other key employee of the Company identified in Schedule 3.9(h) intends to terminate his or her employment with the Company, whether as a result of the transactions contemplated hereby or otherwise.

            (i) Schedule 3.9(i) of the Managers Disclosure Schedule also contains a complete and accurate list of the following information for each retired employee or director of the Company, or their dependents, if any, receiving benefits or scheduled to receive benefits in the future: (i) name,
(ii) pension benefit, (iii) pension option election, (iv) retiree medical insurance coverage, (v) retiree life insurance coverage, and (vi) other benefits.

            (j) Neither information nor consultation with the workers representative institutions is required under all Labour Law regulations applicable in conjunction with the execution and the consummation of the contemplated transaction.

      Section 3.10. Tax Matters. Except as set forth on Schedule 3.10 of the Managers Disclosure Schedule:

            (a) The Company (i) has timely filed (or there has been timely filed on its behalf) with the appropriate Taxing Authorities all Tax Returns required to be filed, and all such Tax Returns are true, correct and complete, and (ii) has paid or will pay (as applicable) all Taxes that have become due and payable on or before the Closing Date and (iii) has kept all documentation and justification needed to file all Tax Returns and which may be requested by French Tax Authorities. The Company has made available to the Buyer true and complete copies of income Tax Returns and all other material Tax Returns filed with respect to the Company since January 1, 2001.

            (b) There are no outstanding waivers in writing or comparable Consents regarding the extension or tolling of the application of any statute of limitations in respect of Taxes of the Company.

            (c) There is no Proceeding, claim or assessment pending or proposed in writing (or as to which Managers have Knowledge based on written communications with agents of any Taxing Authority or other Governmental Entity) with respect to Taxes of the Company.

            (d) There are no Liens for Taxes upon the assets of the Company, except for Liens relating to current Taxes not yet due and payable or Liens for Taxes being contested in good faith.

            (e) The Company is not a party to any French Tax consolidation agreement or to any de facto partnership agreement ("societe en participation").

            (f) The Company has duly collected and timely paid all Taxes required to be collected from and paid by the Company on behalf of others or, to the extent required by Law, deducted and withheld from any amount paid to employees or others.

            (g) The current unpaid Taxes of the Company (i) did not, as of the date of the Balance Sheet, exceed the reserve for Taxes (not including any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Balance Sheet (other than in any notes thereto) that are to be accounted for under French GAAP, and (ii) will not, as of the Closing Date, exceed such reserve or accounts reflected on the books and records of the Company through the Closing Date that are to be accounted for under French GAAP.

            (h) The Company has not (i) applied for any Tax ruling (such as "rescrit", "agrement fiscal", or (ii) entered into a settlement agreement with any French Taxing Authority or other French Governmental Entity.

            (i) The Company has not been informed or notified that any of its income, business, assets, operations or activities is subject to Tax by any Taxing Authority or other Governmental Entity where the required Tax Return(s) have not been filed by the Company.

            (j) The transactions contemplated by this Agreement will not cause there to be an increase in any French Tax liability of the Company from those which have been disclosed to the Buyer.

            (k) The Company is not party to or the beneficiary of any contract, agreement or other arrangement with a Governmental Authority that provides for the relief from or reduction of Taxes, as provided in particular by Article 44 sexies, 44 sexies-0A, 44 octies, 1461 and 1462, 1465 and 1466, 1383A, 1464B and 1464C, 1383D and 1466D of
French Tax Code.

            (l) During the two years preceding the date hereof the Company has not engaged in any exchange under which the gain realized on such exchange was deferred and not currently recognized due to applicable French statute or regulation, such as Article 210 A and following Article 38-7 and 38-7 bis of French Tax Code.

      Section 3.11. Applicable Contracts.

            (a) Schedule 3.11(a) of the Managers Disclosure Schedule contains a complete and accurate list, and the Managers have delivered or caused to be delivered to the Buyer true and complete copies, of (A) each Applicable Contract which, in the good faith judgment of the senior officers of the Company, is material to the business, properties or assets of the Company, and (B) each of the following:

                  (i) Each Applicable Contract that involves performance of services or delivery or purchase of goods, equipment or materials by or to the Company of an amount or value in excess of 20,000 Euros;

                  (ii) each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of the Company in excess of 20,000 Euros;

                  (iii) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property of an amount or value in excess of 20,000 Euros;

                  (iv) each licensing agreement or other Applicable Contract with respect or relating to patents, trademarks, copyrights, or other Intellectual Property;

                  (v) each collective bargaining agreement and other Applicable Contract to or with any labor union or other representative of a group of employees;

                  (vi) each joint venture, partnership, and other Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person;

                  (vii) each Applicable Contract containing covenants that in any way imposes an exclusivity, noncompetition or nonsolicitation covenant from the Company;.

                  (viii) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods or services of an amount or value in excess of 20,000 Euros;

                  (ix) each Applicable Contract concluded directly or indirectly between the Company thereof, on the one hand, and any Seller or Related Person of any Seller or other Affiliate or Stockholder holding more than 10% of the shares in the Company or any member of the Supervisory Board or the Directorate of the Company, on the other hand and more generally any Applicable Contract covered by Article L225-86 of the French Commercial Code on interrelated parties agreement;

                  (x) each Applicable Contract regarding indebtedness for borrowed money (including guaranties of the obligations of others with respect thereto) or any capitalized lease obligation or similar arrangement, or under which a Lien on any tangible or intangible asset of the Company or any of its capital stock or equity securities is imposed;

                  (xi) each Applicable Contract under which the Company has advanced or loaned money to any of its officers, directors and employees, other than advancement of expenses in the Ordinary Course of Business;

                  (xii) each Applicable Contract covering the employment, compensation or severance, of or otherwise relating to, any employee, officer or director of the Company;

                  (xiii) each Applicable Contract for joint, collaborative or shared research, development or research and development, clinical trials or the production of scientific papers or studies;

                  (xiv) each Applicable Contract that obligates the Company to act as a guarantor or surety, or to otherwise provide credit support for any Person other than the Company, irrespective of the amount involved or type of underlying liability or obligation;

                  (xv) each Applicable Contract, other than contracts entered into in the Ordinary Course of Business, that contains obligations of the Company to indemnify third parties against any type of liability, whether known, unknown, fixed, contingent or otherwise; and

                  (xvi) each amendment, supplement and modification in respect of any of the foregoing or any Contract, agreement or commitment to enter into amend, supplement or modify any of the foregoing.

            (b) The Managers have delivered to the Buyer a true and correct copy of each written Applicable Contract listed in Schedule 3.11(a) of the Managers Disclosure Schedule, as in effect on, and as amended through the date hereof. With respect to each such Applicable Contract: (i) the Company and, to the Knowledge of the Managers, any other Party thereto, are not in material breach or default, and, to the Knowledge of Managers, no event has occurred or circumstances exist which (with or without notice or lapse of time or both) could reasonably be expected to constitute a material breach or default of, or permit termination, modification or acceleration under, the Applicable Contract;
(ii) no Party has repudiated any provision of the Applicable Contract; (iii) the agreement is legally valid and binding against the Company and, to the Knowledge of the Managers, any other Parties thereto; and (iv) the Company has not given to, or received from any other Person, any notice or other communication regarding any actual or alleged violation or breach thereof or default thereunder. The Applicable Contracts relating to the sale, manufacture or provisions of products or services by the Company have been entered into in the Ordinary Course of Business and, to the Knowledge of the Managers, have been entered into without any action by the Company that would be in a material violation of Applicable Law.

      Section 3.12. Real Property.

            (a) Owned Real Property. The Company does not own any real property.

            (b) Leased Real Property. Schedule 3.12(b) of the Managers Disclosure Schedule contains a complete and accurate list of all real property leased or subleased to or by the Company and the leases or subleases, rental or occupancy agreements, or similar Contracts relating to the use, lease or sublease by the Company of real property, true and correct copies of which are contained in Section 3.12(b) of the Managers Disclosure Schedule.

      Section 3.13. Assets; Title to Assets; Sufficiency of Assets.


            (a) The buildings, plants, structures, equipment and other tangible assets of the Company, a complete and accurate list of which as of September 30, 2004 is set forth in Schedule 3.13 of the Managers Disclosure Schedule, are structurally sound, are in good operating condition and repair given their age, ordinary wear and tear excepted, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, equipment and other tangible assets is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures, equipment and other tangible assets of the Company are sufficient for the continued conduct of the businesses of the Company in substantially the same manner as currently conducted.

            (b) The Company owns or has the right to use all the properties and assets (whether tangible or intangible) set forth on the Balance Sheet. Except as set forth on Schedule 3.13(b) of the Managers Disclosure Schedule, all properties and assets reflected in the Balance Sheet or acquired by the Company since the date thereof are owned by the Company free and clear of all Liens except for Permitted Liens.

      Section 3.14. Intellectual Property.

            (a) To the Knowledge of the Managers, except as set forth in
Schedule 3.14(a) of the Managers Disclosure Schedule, the conduct of the business of the Company does not infringe upon or violate, and has not infringed upon or violated the Intellectual Property of any other Person. Except as set forth in Schedule 3.14(a) of the Managers Disclosure Schedule, to the Knowledge of the Managers, no Person is currently infringing or has infringed upon any of the Intellectual Property Assets. Except as set forth in Section 3.14(a) of the Managers Disclosure Schedule, there are no Proceedings pending or, to the Knowledge of the Managers threatened, against the Company challenging the ownership or use by the Company of any Intellectual Property. To the Knowledge of the Managers, the Company owns (or possesses enforceable licenses or other rights to use) all Intellectual Property used in its business as presently conducted, free and clear of all Liens, other than as set forth in Schedule 3.14(a) of the Managers Disclosure Schedule. Schedule 3.14(a) to the Managers Disclosure Schedule lists all material Intellectual Property owned, used or licensed for use by the Company in the conduct of its business. Except as set forth in Schedule 3.14(a) of the Managers Disclosure Schedule, no Person has a right to receive any royalty or similar payment in respect of any item of Intellectual Property from the Company. No current or former employee, stockholder, officer, director, consultant, affiliate or independent consultant of or to the Company has any claim or interest in or with respect to any of the Intellectual Property Assets. The Company has taken commercially reasonable and customary measures and precautions to protect and maintain the confidentiality of all Intellectual Property Assets (except such Intellectual Property Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the Intellectual Property Assets.

            (b) "Intellectual Property" means any and all United States, French or foreign: (i) patents (including, without limitation, utility patents, design patents, industrial designs, plant patents, inventors' certificates and utility models) and patent applications (including docketed patent disclosures awaiting filing, reissues, divisions, continuations, continuations-in-part and extensions), patent disclosures awaiting filing determination, inventions and improvements thereto; (ii) trademarks, service marks, trade names, trade dress, logos, business and product names, slogans, and registrations and applications for registration thereof; (iii) copyrights and registrations thereof; (iv) domain names; (v) inventions, processes, designs, formulae, trade secrets, know-how, industrial models, confidential and technical information, manufacturing, engineering and technical drawings, product specifications, preclinical and clinical plans and studies, customer profiles; and (vi) intellectual property rights similar to any of the foregoing.

            (c) Except as set forth in Schedule 3.14(c) of the Managers Disclosure Schedule, all former and current employees of and consultants to the Company have executed written Contracts with the Company that assign all rights to any inventions, improvements, discoveries, or information relating to the business of the Company, except to the extent they cannot transfer the title of which under Applicable Law. To the Knowledge of the Managers, no employee of or consultant to the Company has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee or consultant may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than one or more of the Company.

      Section 3.15. No Company Material Adverse Effect. Since the date of the Balance Sheet, to the Knowledge of the Managers, there has not been any Company Material Adverse Effect and no events have occurred or circumstances exist that, individually or in the aggregate, could reasonably be expected (with or without the giving of notice or the passage of time) to result in a Company Material Adverse Effect.

      Section 3.16. Insurance. Schedule 3.16 of the Managers Disclosure Schedule sets forth the following information with respect to each insurance policy to which the Company is a party, a named insured, or otherwise the beneficiary of coverage a statement from the insurance agent for the Company setting forth:

            (a) the name of the insurer and the name of each covered insured;

            (b) the policy number, the period of coverage and a general description of the coverage; and

            (c) a statement that the policies are in full force and effect.

With respect to each such insurance policy, the Company is not in material breach or default (including with respect to the payment of premiums), and no claim for coverage has been denied. Each such insurance policy is and will at the Closing be in full force and effect. Since January 1, 2002, the Company has not received any refusal to provide insurance coverage, or any notice of cancellation or intent to cancel or notice of increase or intent to increase premiums in any material respect with respect to such insurance policies. All such insurance policies, taken together, are sufficient for compliance in all material respects with all Applicable Laws in accordance with the custom and practice of similar companies in similar industries.

      Section 3.17. Environmental Matters. Except as set forth in Schedule 3.17 of the Seller Disclosure Schedule:

            (a) The Company is, and at all times has been, in compliance in all material respects with all applicable Environmental Laws. The Company has not, nor to the Knowledge of the Managers has any other Person for whose conduct it is or may be held to be responsible received, any actual or threatened order, notice, or other communication from (i) any Governmental Entity or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential material violation or failure to comply in any material respect with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Company has or had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by the Company, or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

            (b) There are no pending or, to the Knowledge of the Managers, threatened claims, Liens, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or materially affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which the Company has or had an interest.

            (c) The Company has not nor, to the Managers' Knowledge, has any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to (i) Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply in any material respect with any Environmental Law, or (ii) any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Company has an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by the Company, or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

            (d) To the Knowledge of the Managers, neither the Company nor any other Person for whose conduct it is or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities or with respect to any other properties and assets (whether real, personal, or mixed) in which the Company (or any predecessor), has or had an interest, or at any property geologically or hydroponically adjoining the Facilities or any such other property or assets.

            (e) To the Knowledge of the Managers, there are no Hazardous Materials present on or in the Environment at the Facilities or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. To the Knowledge of the Managers, neither the Company, or any other Person for whose conduct it is or may be held responsible, or any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Company has or had an interest except in compliance in all material respects with all applicable Environmental Laws.

            (f) There has been no Release or, to the Knowledge of the Managers, Threat of Release, of any Hazardous Materials at or from the Facilities or, to the Knowledge of the Managers, at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which the Company has or had an interest, or any geologically or hydrologically adjoining property, whether by the Company, or any other Person.

            (g) The Company has delivered to the Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by any Seller or the Company, if any, pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by the Company, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

      Section 3.18. Books and Records. The books of account, minute books, stock record books, and other records of the Company, all of which have been made available to Buyer, are complete and correct in all material respects and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Conseil de surveillance and committees of the Conseil de surveillance, and no meeting of any such stockholders, Conseil de surveillance, or committee has been held for which minutes have not been prepared and are not contained in such minute books except as set forth in Schedule 3.18 of the Managers Disclosure Schedule. The Company's independent auditor (expert comptable) files on behalf of the Company certain of its Tax returns over the Internet.

      Section 3.19. Brokers; Finders and Fees. Except as set forth in Schedule
3.19 of the Managers Disclosure Schedule and except for Adams, Harkness, Inc., the Company has not employed any investment banker, broker or finder or incurred any liability for any investment banking fees, brokerage fees, commissions or finders' fees in connection with this Agreement or the transactions contemplated hereby.

      Section 3.20. Accounts Receivable. Subject to any reserves set forth in the Audited Financial Statements or the Unaudited Financial Statements or the accounting records of the Company as of the Closing Date, the accounts receivable shown on such financial statements and on the accounting records of the Company as of the Closing Date (the "Accounts Receivable") (a) do or will represent valid obligations for bona fide sales and deliveries of goods, performance of services and other business transactions in the Ordinary Course of Business, and (b) are not, except as set forth in Schedule 3.20 of the Managers Disclosure Schedule, subject to any prior assignment, Lien or security interest and are not, to the Knowledge of the Managers, subject to valid defenses, set-offs or counterclaims, and (c) are or will be as of the Closing Date (unless paid prior to the Closing Date), as applicable, current and collectible at least to 90% of the net value thereof within 120 days from the date thereof. The reserves for doubtful accounts on the Audited Financial Statements and the Unaudited Financial Statements and on the accounting records of the Company as of the Closing Date have been or will be in all material respects, as applicable, adequate and booked in accordance with French GAAP applied in a manner consistent with the Company's past practice, and, in the case of the reserve as of the Closing Date, will not represent a materially greater percentage of such Accounts Receivable as of the Closing Date, than the reserve reflected in the Interim Balance Sheet represented of such Accounts Receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging.

      Section 3.21. Guaranties. Except as set forth in Schedule 3.21 of the Managers Disclosure Schedule, the Company is not and will not at the Closing be, a guarantor or surety for, with respect to any indebtedness or other liability or obligation of any nature of any Person other than the Company, whether known, unknown, fixed, contingent or otherwise.

      Section 3.22. Customers and Suppliers. Schedule 3.22 of the Managers Disclosure Schedule sets forth a complete and accurate list of (a) each of the top 10 suppliers to the Company, measured by reference to the aggregate payments made by the Company thereto for the twelve month period ended September 30, 2004, and (b) each of the sole suppliers or manufacturers of any drug, compound, or material for any of the Company's existing products, products under development or products proposed to be developed ((a) and (b) the "Major

Suppliers"). No Major Supplier has or will as of the Closing Date have (i) canceled or otherwise terminated its relationship with the Company or materially decreased its services or supplies to the Company other than at the request of the Company or, (ii) to the Knowledge of the Managers, threatened to cancel or otherwise terminate its relationship with the Company or to materially decrease its services or supplies to the Company other than at the request of the Company.

      Section 3.23. Inventories. All clinical supplies and related materials of the Company, whether or not reflected in the Balance Sheet or the Interim Balance Sheet satisfies the specifications for such clinical supplies and materials and is usable and in the Ordinary Course of Business, except for items below-standard quality, or which have expired, all of which have been written off or written down to net realizable value in the Balance Sheet or the Interim Balance Sheet in accordance with French GAAP applied in a manner consistent with the Company's past practice. The expiration dates for such clinical supplies and materials by category is set forth in Schedule 3.23 of the Managers Disclosure Schedule.

      Section 3.24. Interested Party Transactions. Except as disclosed on
Schedule 3.24 of the Managers Disclosure Schedule, (a) the Company is not directly or indirectly indebted to any member of the Supervisory Board or of the Directorate, Affiliate, stockholder holding more than 10% of the shares in the Company or employee of the Company (except for amounts due as normal salaries and bonuses and in reimbursement of expenses incurred in the Ordinary Course of Business) or any Related Person of any of the foregoing, and no such Person is indebted to the Company and (b) any agreement entered into, either directly or through an intermediary, between the Company and a member of the Directorate or of the Supervisory Board, one of its stockholders holding a fraction of the voting rights greater than 10% or, in the case of a corporate stockholder, the Company which controls or any agreement in which a person referred to above has an indirect interest have been validly authorized in accordance with Article L225-86 of the French Commercial Code. Agreements entered into between the Company and another firm whenever a member of the Directorate or of the Supervisory Board is the owner, an indefinitely liable partner, a manager, a director or a member of that firm's supervisory board or, more generally, is in any way involved in its management, have also been validly authorized in accordance with said Article.

      Section 3.25. Certain Payments. Neither the Company nor to Knowledge of Managers, any director, officer, agent, or employee of any such Person, or any other Person associated with or acting for or on behalf of Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of Company, or (iv) in violation of any applicable Law, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company as required by French GAAP.

      Section 3.26. Disclosure. To the Knowledge of the Managers, no representation or warranty of the Managers in this ARTICLE III and no statement in the Managers Disclosure Schedule omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

      Section 3.27. Product Liability. No product liability or similar claims have been made against the Company since inception. Set forth in Schedule 3.27 of the Managers Disclosure Schedule is a list of all product liability insurance policies currently in effect or providing coverage for occurrences in prior periods. Except as set forth in Schedule 3.27 of the Managers Disclosure Schedule, there is no Proceeding or to the Knowledge of Managers any inquiry or investigation, by or before any court of Governmental Entity, pending, or to the Knowledge of the Managers threatened, against or involving the Company, relating to any product manufactured or sold or proposed to be sold by the Company and alleged to have been defective or improperly designed or manufactured. Schedule
3.27 of the Managers Disclosure Schedule contains a complete and accurate list of any recall by the Company affected since inception with respect to any of its products, including a description of the circumstances relating to such recall in reasonable detail.

      Section 3.28. No Other Representations or Warranties. Except for the representations and warranties contained in ARTICLE III, no Managers has made any other express or implied representation or warranty on behalf of the Managers, the Sellers or the Company, and Managers hereby disclaim any such representation or warranty whether by the Company or any of its officers, directors, employees, agents or representatives or any other Person, in connection with, or with respect to, the execution, delivery or performance of this Agreement.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

      The Buyer hereby represents and warrants to the Sellers as follows:

      Section 4.1. Organization; Etc. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

      Section 4.2. Authority Relative to this Agreement and Other Transaction Agreements. The Buyer has the corporate power and authority to execute and deliver this Agreement and the other Transaction Agreements to which it is or will be party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been, and the execution and delivery of the other Transaction Agreements to which the Buyer is to be a party will at the Closing be, duly and validly authorized by all requisite corporate action on the part of the Buyer except for the consent of the stockholder of Buyer as provided in Section 4.3 below. This Agreement has been and as of the Closing the other Transaction Agreements to which the Buyer is to be party will be duly and validly executed and delivered by the Buyer and, assuming this Agreement has been duly authorized, executed and delivered by the Sellers and the Company, this Agreement constitutes, and as of the Closing such other Transaction Agreements will constitute, a valid and binding agreement of the Buyer, enforceable against the Buyer in accordance with their respective terms, except that (a) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally, and (b) the remedy of specific performance and injunctive and other forms of equitable relief, may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

      Section 4.3. Consents and Approvals; No Violations.

            (a) Except (i) as set forth in Schedule 4.3(a) of the disclosure schedule being delivered by the Buyer to the Sellers concurrently herewith (the "Buyer Disclosure Schedule"), (ii) the filing with the SEC of the Proxy Statement and such other reports and information under the Exchange Act and the rules and regulations promulgated thereunder, (iii) such filings, authorizations, orders and approvals as may be required under foreign securities laws, state securities laws and the rules of NASDAQ, (iv) such filings, notifications and authorizations as may be required by the French Ministry of Economy and Finance, (v) the consent of the stockholders of Buyer, and (vi) where the failure to obtain or make such consents, approvals, orders, authorizations or filings would not reasonably by likely to have a Buyer Material Adverse Effect, none of the execution and delivery of this Agreement or the other Transaction Agreement by the Buyer or the consummation by the Buyer of the transactions contemplated hereby or thereby do or will, directly or indirectly (with or without notice or lapse of time or both), (i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws of, or any resolution adopted by the board of directors or the stockholders of the Buyer, (ii) result in a violation or breach of, or constitute a default (or give rise to any right of termination, cancellation, or acceleration) under, or require any Consent under, any material indenture, license, Contract, agreement, or other instrument or obligation to which the Buyer or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, (iii) violate or contravene any Order or Law or Governmental Authorization applicable to the Buyer, any of its Subsidiaries or any of their respective properties or assets,
(iv) require any filing with, or the obtaining of any permit, authorization, Consent or approval of, any Governmental Entity, or (v) require the Buyer to give any notice to, or obtain any Consent from, any Person (including any Governmental Entity).

      Section 4.4. Capitalization.

            (a) The entire authorized capital stock of Buyer consists of (i) Seventy Five Million (75,000,000) shares of Buyer Common Stock, US$.001 par value ("Buyer Common Stock"), of which, as of October 26, 2004, 21,347,977 shares were issued and outstanding, and (ii) Five Million (5,000,000) shares of Preferred Stock US$.001 par value, 500,000 of which shares are designated Series A Junior Participating Preferred Stock, none of which are issued or outstanding (the foregoing, the "Buyer Securities"). All of the outstanding Buyer Securities are duly authorized, validly issued, fully paid and non assessable and free of preemptive rights. As of September 30, 2004, (A) an aggregate of Nine Hundred Thousand (900,000) shares of Buyer Common Stock were reserved for issuance pursuant to Buyer's 1999 Stock Incentive Plan, of which Four Hundred Forty-Nine Thousand Two Hundred Thirty-One (449,231) such shares were issuable upon or otherwise deliverable in connection with the exercise of outstanding stock options issued by Buyer, (B) an aggregate of Two Million Six Hundred Sixteen Thousand One Hundred Thirty-Three (2,616,133) shares of Buyer Common Stock were reserved for issuance pursuant to Buyer's 2000 Stock Incentive Plan, of which 1,627,482 shares were issuable upon or otherwise deliverable in connection with the exercise of outstanding stock options issued by Buyer, (C) an aggregate of 200,000 shares of Buyer Common Stock were reserved for issuance under Buyer's Employee Stock Purchase Plan and 401(k) plan, 135,563 of which have been issued and delivered in accordance with such plans, and (D) 1,828,116 shares of Buyer Common Stock are reserved for issuance under all other outstanding options and warrants, and other outstanding securities convertible into or exercisable into Buyer Common Stock.

            (b) Except as set forth above in subsection (a) of this Section 4.4 or in Schedule 4.4(b) of the Buyer Disclosure Schedule, as of the date hereof there are outstanding (i) no shares of capital stock or other securities of Buyer, (ii) no securities of Buyer convertible into or exchangeable or exercisable for, shares of capital stock or other securities of Buyer, (iii) no options, warrants or other rights to acquire from Buyer, and no obligations of Buyer to issue, any capital stock or other securities or securities convertible into or exchangeable or exercisable for capital stock or other securities of Buyer, and (iv) no equity equivalent interests in the ownership or earnings of Buyer or other similar rights. All of the outstanding Buyer Securities were issued (A) in compliance in all material respects with the Securities Act, and applicable state or foreign securities laws, and (B) not in violation of any preemptive rights, rights of first refusal or similar rights. As of the date hereof, there are no outstanding rights or obligations of Buyer to repurchase, redeem or otherwise acquire any outstanding shares of its respective capital stock or other ownership interests. Except as set forth in Schedule 4.4(b) of the

Buyer Disclosure Schedule, there are no stockholder agreements, voting trusts or other arrangements or understandings to which Buyer, or its Boards of Directors, is a party, and to Buyer's Knowledge, there are no other agreements, voting trusts or other arrangements or understandings, relating to the voting or registration of any shares of capital stock or other securities of Buyer.

            (c) The sale and issuance of the Consideration Shares will not under Certificate of Incorporation or Bylaws, or any agreement to which the Buyer is a Party or bound, (i) obligate Buyer to issue any additional shares of its capital stock or any securities convertible into or evidencing the right to subscribe for any shares of its capital stock, (ii) obligate Buyer to issue any subscriptions, warrants, options or other rights to purchase or acquire additional shares of its capital stock or any securities convertible into or evidencing the right to subscribe for any shares of its capital stock, (iii) trigger any anti-dilution, preemptive, accelerated vesting or increases in the number of available subscriptions, warrants, options or other rights to purchase or acquire additional shares of its capital stock or any securities convertible into or evidencing the right to subscribe for any shares of its capital stock.

      Section 4.5. Authorization and Issuance of Stock Consideration. The Consideration Shares comprising the Acquisition Price under this Agreement are duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, free from all Taxes and Liens with respect to the issue thereof, will not be subject to preemptive rights or other similar rights of stockholders of Buyer, and will not impose personal liability on the holders thereof.

      Section 4.6. SEC Reports; Financial Statements. Buyer has filed all required forms, reports and documents ("Buyer SEC Reports") with the Securities and Exchange Commission ("SEC") during the past three (3) years, each of which complied at the time of filing in all material respects with all applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and each other Applicable Law as in effect on the dates such forms, reports and documents were filed. None of such Buyer SEC Reports, including any financial statements or schedules included or incorporated by reference therein, contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading, except to the extent superseded or amended by a Buyer SEC Report filed subsequently and prior to the date hereof. The consolidated financial statements of Buyer included in the Buyer SEC Reports (the "Buyer Financial Statements") fairly presented in all material respects, in conformity with U.S. GAAP consistently applied (except as may be indicated in the notes thereto and except that unaudited statements do not contain footnotes in substance or form required to the extent permitted by Form 10-Q of the Exchange Act), the consolidated financial position of Buyer and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended.

      Section 4.7. No Undisclosed Liabilities. Buyer has no material obligations or liabilities which are required to be reflected or reserved on a balance sheet in conformity with U.S. GAAP applied on a basis consistent with the preparation of the Buyer Financial Statements, or any claim, liability or assessment of any nature (matured, unmatured, fixed or contingent) material to Buyer or any fact or circumstance which is reasonably likely to lead to such a claim, liability or assessment being asserted, for which an unfavorable outcome is reasonably possible, of any nature other than (a) those set forth or adequately provided for in the most recent Buyer Financial Statements, (b) those incurred since the most recent Buyer Financial Statements in the Ordinary Course of Business, (c) material obligations or liabilities which, individually or in the aggregate do not exceed US$100,000, and (d) those set forth on Schedule 4.7 of the Buyer Disclosure Schedule.

      Section 4.8. Absence of Certain Changes. Since June 30, 2004 through the date of this Agreement, there has been no material adverse change in the assets, liabilities, business, properties, operations, financial condition, prospects or results of operations of Buyer, and Buyer has not (a) varied its business plan or practices, in any material respect, from past practices, (b) entered into any material financing, joint venture, license or similar arrangements or (c) suffered or permitted to be incurred any liability or obligation against any of its properties or assets that would limit or restrict Buyer's ability to perform its obligations hereunder.

      Section 4.9. Fairness Opinion. Buyer has received the opinion of Needham & Company, Inc. dated on or before the date of this Agreement to the effect that, the Acquisition Price is fair to Buyer from a financial point of view.

      Section 4.10. Taxes. Buyer has filed all Tax Returns required to have been filed by it, and has paid, all Taxes required to have been shown on such Tax Returns. The current unpaid Taxes of the Buyer (i) did not, as of the date of the most recent financial statements contained in the Buyer's SEC Reports, exceed the reserve for Taxes (not including any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of such financial statements (other than in any notes thereto) that are to be accounted for under US GAAP, and (ii) will not, as of the Closing Date, exceed such reserve or accounts reflected on the books and records of the Buyer through the Closing Date that are to be accounted for under US GAAP. No material deficiencies for any Taxes have been proposed, asserted or assessed against Buyer or any of its subsidiaries.

      Section 4.11. Acquisition of Shares for Investment; Ability to Evaluate and Bear Risk.

            (a) The Buyer is acquiring the Shares for investment and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling such Shares. The Buyer agrees that the Shares may not be sold, transferred, offered for sale, pledged, hypothecated, or otherwise disposed of without registration under the Securities Act and any applicable state or foreign securities Laws, except pursuant to an exemption from such registration under the Securities Act and such Laws.

            (b) The Buyer (i) is able to bear the economic risk of holding the Shares for an indefinite period, (ii) can afford to suffer the complete loss of its investment in the Shares, and (iii) has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the investment in the Shares.

      Section 4.12. Litigation. There is no claim or Proceeding or, to the Knowledge of the Buyer, investigation by any Person or Governmental Entity pending or, to the Knowledge of the Buyer, threatened against the Buyer or any of its Subsidiaries by or before any court or Governmental Entity which (a) seeks injunctive or equitable relief, (b) would adversely affect the ability of the Buyer to consummate the transactions contemplated hereby or the other Transaction Documents, or (c) seeks damages in any amount which, individually or in the aggregate, could reasonably be expected to have a Buyer Material Adverse Effect. As used in this Agreement, the term "Buyer Material Adverse Effect" shall mean an event, change or circumstance which would materially and adversely affect the ability of the Buyer to consummate the transactions contemplated hereby, or a material adverse change in, or effect on, the business, financial condition, or results of operations of the Buyer.

      Section 4.13. Intellectual Property.

            (a) To the Knowledge of the Buyer, the conduct of the business of the Buyer does not infringe upon or violate, and has not infringed upon or violated the Intellectual Property of any other Person. To the Knowledge of the Buyer, no Person is currently infringing or has infringed upon any of the Buyer Intellectual Property. There are no Proceedings pending or, to the Knowledge of the Buyer threatened, against the Buyer or any of its Subsidiaries challenging the ownership or use by the Buyer or its Subsidiaries of any Intellectual Property. To the Knowledge of the Buyer, the Buyer and its Subsidiaries own (or possess enforceable licenses or other rights to use) all Intellectual Property necessary for the operation of their respective businesses as presently conducted, free and clear of all Liens. To the Knowledge of Buyer, no current or former employee, stockholder, officer, director, consultant, affiliate or independent consultant of the Buyer has any claim or interest in or with respect to any of the Buyer's material Intellectual Property. The Buyer has taken commercially reasonable and customary measures and precautions to protect and maintain the confidentiality of all material Intellectual Property (except such Intellectual Property whose value would be unimpaired by public disclosure) and otherwise to maintain and protect its material Intellectual Property.

            (b) All current employees of the Buyer have executed written Contracts with the Buyer that assign to the Buyer all rights to any inventions, improvements, discoveries, or information relating to the business of the Buyer. To the Buyer's Knowledge, no employee of the Buyer has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than the Buyer.

      Section 4.14. Brokers; Finders and Fees. Except for the engagement of Needham & Company, Inc., neither the Buyer nor any of its Affiliates has employed any investment banker, broker or finder or incurred any liability for any investment banking, financial advisory or brokerage fees, commissions or finders' fees in connection with this Agreement or the transactions contemplated hereby.

      Section 4.15. Compliance with Law. Except as set forth in Schedule 4.15 of the Buyer Disclosure Schedule, the Buyer is in compliance in all material respects with each applicable Law or any Order that is or was applicable to it or the conduct of the operation of its business, or the ownership or use of any of its assets which could reasonably be expected to give rise to any obligation which could reasonably be expected to have a Buyer Material Adverse Effect. Buyer has not received any notice or other communication from any Governmental Entity or any other Person regarding (a) any actual, alleged, possible or potential violation of, or failure to comply with, any Law or any Order, or (b) any actual, alleged, possible or potential obligation on the part of the Buyer to undertake or bear all or any portion of the cost of any remedial action of any nature which could reasonably be expected to have a Buyer Material Adverse Effect.

      Section 4.16. No Buyer Material Adverse Effect. Since September 30, 2004, there has not been any Buyer Material Adverse Effect and, to the Knowledge of the Buyer, no events have occurred or circumstances exist that, individually or in an aggregate, could reasonably be expected (with or without the giving of notice or the passage of time) to result in a Buyer Material Adverse Effect.

      Section 4.17. Environmental Matters. The Buyer is in compliance in all material respects with all Environmental Laws. The Buyer has not, nor to the Buyer's Knowledge, has any other Person for whose conduct it is or may be held responsible, or received any actual or threatened Order, notice or other communication from (a) any Governmental Entity or private citizen acting in the public interest, or (b) the current or prior owner or operator of any facilities of the Buyer, of any actual or potential material violation or federal compliance in any material respect with any Environmental Law, or any actual or threatened obligation undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any of the facilities of Buyer or any other property or assets, which the Buyer has or had an interest or with respect to a property or facility of the Buyer or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by the Buyer, or any other Person, for whose conduct the Buyer is or may be held responsible, or from which Hazardous Materials have been transported, treated, handled, transferred, disposed, recycled or received.

      Section 4.18. Certain Payments. Neither the Buyer, nor any director, officer, agent or employee of the Buyer, or to the Buyer's Knowledge, any other person associated with or acting for or on behalf of the Buyer, as directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business, (iii) to obtain special concessions or for special concessions already obtained, for in or in respect of the Buyer, or any of its affiliates, or (iv) in violation of any Law, or(b) established or maintained any fund or assets that has not be recorded in the books or records of Buyer.

      Section 4.19. Insurance. The Buyer presently carries insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks and in amounts as are customarily carried by companies engaged in similar businesses or similar size and owning similar properties in the same general areas in which the Buyer operates. With respect to each such insurance policy, the Buyer is not in material breach or default (including with respect to the payment of premiums), and no material claim for coverage has been denied. Each such insurance policy is and will at the Closing be in full force and effect. Since January 1, 2004, the Buyer has not received any refusal to provide insurance coverage, or any notice of cancellation or intent to cancel or notice of increase or intent to increase premiums in any material respect with respect to such insurance policies. All such insurance policies, taken together, are sufficient for compliance in all material respects with all applicable Laws.

      Section 4.20. Buyer Rights. Assuming (i) none of the Sellers beneficially owns any shares of Buyer's Common Stock prior to closing, (ii) the Sellers own only such shares of the Company's capital stock as is set forth on Schedule 1, and (iii) none of the Sellers files a Schedule 13D or 13G pursuant to Regulation 13D-G promulgated under the Exchange Act, the Buyer Rights will not be triggered by the execution of this Agreement or the consummation of the transactions contemplated therein.

      Section 4.21. NASDAQ Delisting. The NASDAQ has not informed Buyer, in writing or orally, of the possible delisting of Buyer Common Stock from the NASDAQ.

      Section 4.22. Books and Records. The books and other records of the Buyer have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls.

      Section 4.23. Reporting Status; Eligibility to Use Form S-3. The Buyer Common Stock is registered under Section 12g of the Exchange Act. The Buyer currently meets the "registrant eligibility" requirements set forth in the general instructions to Form S-3 to enable the registration of the Registrable Securities, as defined in the Stockholders Agreement.

      Section 4.24. Disclosure. No representation or warranty of the Buyer in this Agreement and no statement in the Buyer Disclosure Schedule omits to state a material fact necessary to makes these statements herein or therein, in light of the circumstances in which they were made, taken as a whole, not misleading.

                                   ARTICLE V

                            COVENANTS OF THE PARTIES

      Section 5.1. Conduct of Business of the Company. During the period from the date of this Agreement to the Closing Date, except as otherwise expressly contemplated by this Agreement or as consented to by the Buyer in advance in writing, the Managers, acting severally and not jointly, each to the extent the acts or omissions in this Section 5.1 are within their control, shall cause the
Company:

            (a) to conduct its business and operations only in the Ordinary Course of Business and to use its commercially reasonable best efforts to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with material customers, suppliers, distributors, licensors, licensees and others having material or significant business relationships with it;

            (b) to pay its accounts payable and collect its accounts receivable only in the Ordinary Course of Business;

            (c) to pay all of its debts and Taxes, and to pay or perform any of its other material obligations, when due in the Ordinary Course of Business, subject to good faith disputes with respect to the same; and

            (d) not to:

                  (i) sell, lease, license or dispose of, or mortgage, pledge or permit the imposition of any Lien upon, any of its material tangible or intangible properties or assets, including any Intellectual Property Assets, except for sales of inventory in the Ordinary Course of Business;

                  (ii) make any loans, advances or capital contributions to, or investments in, any other Person;

                  (iii) terminate or materially amend, or waive any material term of any material Applicable Contracts or licenses or Governmental Authorizations;

                  (iv) enter into any new Applicable Contract involving costs or expenses in excess of an aggregate of US$25,000 or exceeding one year in duration other than the renewal of existing Applicable Contracts in the Ordinary Course of Business;

                  (v) make capital expenditures, capital additions or capital improvements other than in the Ordinary Course of Business, not to exceed US$25,000, in the aggregate;

                  (vi) increase the compensation of any of the officers or other employees of the Company, except for such increases as are granted in the Ordinary Course of Business in accordance with customary practices of the Company (which shall include normal periodic performance reviews and related compensation and benefit increases, in any event not to exceed increases of more than 5%);

                  (vii) except as set forth on Schedule 5.1(d), adopt, grant, extend or increase the rate or terms of any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any officers or employees of the Company, except increases required by any applicable Law and increases in the Ordinary Course of Business;

                  (viii) make any change in any of its present accounting methods and practices, except as required by changes in French GAAP;

                  (ix) license any Intellectual Property to or from any Person pursuant to an arrangement other than in the Ordinary Course of Business;

                  (x) settle or compromise any material Tax liability;

                  (xi) declare or pay any dividends or declare or pay any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect or, or in lieu of, or in substitution for shares of its capital stock, or repurchase or otherwise acquire for value, directly or indirectly, any shares of its capital stock;

                  (xii) amend or cause or permit any amendments to its articles of association or by-laws or other governing or constituent documents;

                  (xiii) incur any indebtedness for borrowed money (including guaranties of any such indebtedness of others) or enter into any capitalized lease or similar obligations, except for borrowings not exceeding US$25,000 in the aggregate under existing credit facilities;

                  (xiv) cancel or waive any claims or rights with a value in excess of US$10,000;

                  (xv) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of the Company's common stock pursuant to the exercise of stock options or warrants outstanding as of the date of this Agreement;

                  (xvi) materially reduce the amount of any insurance coverage provided by, or terminate, any insurance policies existing on the date of this Agreement;

                  (xvii) grant any severance or termination pay or benefits (A) to any director or officer except in accordance with written agreements in effect on the date of this Agreement and disclosed on Schedule 3.9 of the Managers Disclosure Schedule, or (B) to any other employees except in the Ordinary Course of Business, consistent with currently effective written policy of the Company;

                  (xviii) commence any lawsuit, action or other Proceeding other than (A) for the routine collection of bills, (B) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business; provided, that it consults with the Buyer before the filing of such a suit or (C) for breach of this Agreement;

                  (xix) acquire or agree to acquire by merging or consolidating with, or by purchasing all or any substantial portion of the assets or equity of, or by other manner, any business or any other Person or division thereof or otherwise agree to acquire or acquire directly or indirectly any assets which are material, individually or in the aggregate, to the Company and its business;

                  (xx) revalue any of its assets, including writing down the value of any accounts receivable, other than in the Ordinary Course of Business or as required by changes in French GAAP;

                  (xxi) engage in any transaction with, or make any payment to any director or officer of the Company or any of their respective Affiliates or Related Persons, except as disclosed on Schedule 3.26 of the Managers Disclosure Schedule;

                  (xxii) manage and/or value the inventory of the Company other than in the Ordinary Course of Business or take any extraordinary write-downs with respect to such inventory except as required by French GAAP:

                  (xxiii) take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(i) through 5.1(xxii) above, or any action which could reasonably be expected to cause a material breach of the representations or warranties contained in ARTICLE II or ARTICLE III or prevent the Company or any Seller from materially performing or cause any of them not to materially perform their respective covenants and agreements hereunder, to the extent that Managers have control over the same.

      Section 5.2. Access to Information for the Buyer.

            (a) From the date of this Agreement to the Closing, in order to permit the Buyer to conduct a comprehensive and complete business, legal, financial and other due diligence investigation of the Company, the Managers shall cause the Company to (i) give the Buyer and its authorized representatives reasonable access to all books, records, personnel, offices, Applicable Contracts and other facilities, information and properties of the Company, (ii) permit the Buyer and its authorized representatives to make such copies and inspections, as applicable, thereof as the Buyer may reasonably request, and
(iii) cause the officers, employees, accountants, counsel and other representatives and advisors of the Company to furnish the Buyer and its authorized representatives with such financial and operating data and other documentation, data and information with respect to the business, operations and properties of the Company as the Buyer may from time to time reasonably request; provided, however, that any such access shall be conducted at the Buyer's expense, at reasonable times and in such a manner as to maintain the confidentiality of this Agreement and the transactions contemplated hereby, and not to interfere unreasonably with the operation of the business of the Company, and further provided that the Buyer shall be responsible for compliance with this Section 5.2(a) by its authorized representatives.

            (b) From and after the date of this Agreement and whether or not the Closing occurs, the Sellers and, until the Closing Date, the Buyer will, and will cause their respective Affiliates, directors, officers, employees, agents and advisors to, maintain in strict confidence, and not disclose any written, oral or other information of a confidential or proprietary nature or otherwise obtained in confidence from another party or the Company in connection with this Agreement or the transactions contemplated hereby, unless (i) such information is already known to such Party or such information becomes publicly available through no fault of such Party, (ii) the use of such information is necessary or appropriate in making any filing or obtaining any Consent required for the consummation of the transactions contemplated hereby, or (iii) the furnishing or use of such information is required by legal proceedings or required pursuant to regulatory filings or filings with stock exchanges or fund subscribers or is required by any Governmental Entity.

            (c) If the transactions contemplated hereby are not consummated, each Party will return or destroy as much of such written information as the other Party may reasonably request, to the extent however they are authorized to do so by any applicable Law of requirements of any Governmental Entity to which they are subject.

      Section 5.3. SEC Filings.

            (a) The Managers will cause the Company to promptly provide all information relating to the business or operations of the Company, and each Seller will promptly provide all information relating to itself or himself necessary for inclusion in the Proxy Statement to be filed by the Buyer (the "Proxy Statement") to satisfy all requirements of applicable state and federal securities laws relating to the stockholders' meeting of Buyer to approve the issuance of the Consideration Shares hereunder. Each Seller shall be solely responsible for any statement, information or omission in the Proxy Statement relating respectively to such Seller, and such Seller or their respective Affiliates based upon written information furnished by such Seller.

            (b) As soon as practicable after the execution of this Agreement, the Buyer will prepare and file with the SEC the Proxy Statement. The Buyer will respond to any comments of the SEC, will use its commercially reasonable best efforts to have the Proxy Statement approved by the SEC as promptly as practicable after such filing and the Buyer will cause the Proxy Statement to be mailed to its stockholders at the earlier practicable time after the Proxy Statement is approved by the SEC. The Buyer will use its commercially reasonable best efforts to provide the Sellers' Agents a reasonable opportunity to review and comment on any amendment or supplement to the Proxy Statement; provided, however, that the foregoing shall not prevent or unreasonably delay the Buyer from filing any such amendment or supplement should the Buyer determine upon advice of counsel that such filing is necessary or appropriate.

            (c) The Buyer will notify the Sellers' Agents promptly upon the receipt of any comments from the SEC or its staff or any other government officials in connection with any filing made pursuant hereto and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement or any other filings or for additional information and will supply the Sellers' Agents with copies of all correspondence between such Party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement, or any other filing. Each of the Buyer and the Sellers will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 5.3 to comply in all material respects with all applicable requirements of Law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement or any other filing, the Buyer will promptly inform the Sellers' Agents of such occurrence and cooperate in filing with the SEC or its staff or any government officials.

      Section 5.4. Form S-3 Resale Registration Statement. As provided in the Stockholders Agreement, within five Business Days following the Closing, the Buyer will prepare and file with the SEC a Registration Statement on Form S-3 with respect to the resale of the Consideration Shares by Sellers (the "S-3 Registration Statements"). Sellers shall provide all information relating to Sellers necessary for inclusion in the S-3 Registration Statement to satisfy all requirements of applicable state and federal securities laws. The Buyer and Sellers shall be solely responsible for any statement, information or omission in the S-3 Registration Statement relating respectively to the Buyer and such Seller or their respective Affiliates based upon written information furnished by the Buyer or Sellers. The Buyer will respond to any comments of the SEC and will use its commercially reasonable best efforts to have the S-3 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. The Buyer will use its commercially reasonable best efforts to provide the Sellers' Agents a reasonable opportunity to review and comment on any amendment or supplement to the S-3 Registration Statement; provided, however, that the foregoing shall not prevent or unreasonably delay the Buyer from filing any such amendment or supplement should the Buyer determine upon advice from counsel that such filing is necessary or appropriate.

      Section 5.5. Foreign Securities. The Company and Sellers shall use their commercially reasonable best efforts to assist the Buyer to the extent reasonably necessary to comply with the securities and blue sky laws of France and all other jurisdictions which are applicable in connection with the transaction contemplated by this Agreement.

      Section 5.6. Conduct of Business of the Buyer. During the period from the date of this Agreement to the Closing Date, except as otherwise expressly contemplated by this Agreement or as consented to by the Sellers' Agents in advance in writing, the Buyer shall:

            (a) conduct its business and operations only in the Ordinary Course of Business and use commercially reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with material customers, suppliers, distributors, licensors, licensees and others having material or significant business relationships with it; and

            (b) not:

                  (i) make any change in any of its present accounting methods and practices, except as required by changes in U.S. GAAP;

                  (ii) amend or cause or permit any amendments to its certificate of incorporation or bylaws or other governing or constituent documents;

                  (iii) declare, set aside or pay any cash or stock dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any of its capital stock; provided, however, that the Buyer may repurchase shares of Buyer Common Stock held by employees, officers, directors, consultants, independent contractors, advisors, or other persons performing services for Buyer or a subsidiary that are subject to agreements under which Buyer has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment or services;

                  (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing all or any substantial portion of the assets or equity of, or by other manner, any business or any other Person or division thereof or otherwise agree to acquire directly or indirectly any assets which are material, individually or in the aggregate, to the Buyer and its business and which could reasonably be expected to materially adversely affect the consummation of the transactions contemplated herein;

                  (v) take, or agree in writing or otherwise to take, any of the actions described in Sections 5.6(i) through 5.6(iv) above, or any action which could reasonably be expected to cause a material breach of the representations or warranties contained in ARTICLE IV or prevent the Buyer from materially performing or cause Buyer not to materially perform its covenants and agreements hereunder.

      Anything in this Section 5.6 or elsewhere herein to the contrary notwithstanding, nothing shall prevent or prohibit the Buyer from raising any capital, whether through borrowings, or any private or public offering of debt or equity securities, or otherwise, or entering into any business development, collaborative, licensing or other agreement or relationship with any other Person with respect to the development, manufacture, marketing or sale of any current or proposed product or technology of the Buyer.

      Section 5.7. Regulatory Approvals. The Buyer will execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or which the Company may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. The Buyer will use its commercially reasonable best efforts to obtain all such authorizations, approvals and consents.

      Section 5.8. Buyer Stockholders' Approval. The Buyer will call a special meeting of its stockholders (the "Buyer Stockholder Meeting"), to be held within 35 days after the Proxy Statement shall have been approved by the SEC, to submit the issuance of Consideration Shares in connection with the transactions contemplated hereby, and related matters for the consideration and approval of the Buyer stockholders. The Proxy Statement will include a statement to the effect that the Buyer's Board of Directors has recommended that Buyer stockholders vote in favor of the issuance of Consideration Shares in connection with the transactions contemplated hereby, unless the Buyer's Board of Directors determines in good faith, after consultation with legal counsel, that in order to comply with its fiduciary duties under applicable Law it can no longer make such a recommendation. Such meeting will be called, held and conducted, and any proxies will be solicited, in compliance with applicable Law.

      Section 5.9. NASDAQ Listing. The Buyer agrees to authorize for listing on NASDAQ the Consideration Shares issuable, and those required to be reserved for issuance, in connection with this Agreement, upon official notice of issuance.

      Section 5.10. Board Representation. Prior to or on the Closing Date, the Buyer shall (a) set its authorized number of members of its Board of Directors at six (6), it being understood that five of such Board seats will be reserved for existing or new representatives of the Buyer, (b) appoint Michel Kaczorek to the Buyer's Board of Directors. The Buyer agrees to nominate Mr. Kaczorek (assuming he is willing to serve) as part of the slate of nominee directors at the Buyer's next annual stockholders meeting, provided that the Buyer does not reasonably determine after consultation with outside counsel that doing so would be a breach of fiduciary duty by the Buyer's Board of Directors.

      Section 5.11. Reasonable Best Efforts. Each of the Sellers, the Sellers' Agents, the Managers, and the Buyer shall cooperate and use their commercially reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws or Contracts or otherwise to consummate and make effective the transactions contemplated by this Agreement and the other Transaction Agreements to the extent each such Party has the power to do so. Without limiting the generality of the foregoing, each Seller as regards itself, the Managers, and the Buyer shall, and the Managers shall cause the Company to (a) make all filings (if any) and give all notices (if any) required to be made or given by such Party in connection with the transactions contemplated by this Agreement, including filings with and notices to any applicable Governmental Entities, (b) use all reasonable best efforts to obtain each Consent (if any) required to be obtained (pursuant to Law or the terms of any Contract or Governmental Authorization or otherwise) by such Party in connection with the transactions contemplated by this Agreement and (c) use all reasonable best efforts to lift any restraint, injunction or other legal bar to the consummation of the transactions contemplated by this Agreement. Each Seller as regards itself, the Managers as regards such Managers, and the Company, shall promptly deliver to the Buyer a copy of each such filing made, each such notice given and each such Consent requested and obtained by any of them. Subject to the terms and conditions of this Agreement, each Party hereto, at the reasonable request of the other Party hereto, shall execute and deliver such other instruments, and shall do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

      Section 5.12. Confidentiality. The information exchanged between the Parties in connection with the preparation and the consummation of this Agreement and of the Transaction shall be treated as confidential and shall not be disclosed by any Party hereto other than to its fund subscribers officers, directors, Affiliates, employees, accountants, lawyers, bankers, auditors and other advisors on a need-to-know basis, provided that they agree to be bound by similar terms of confidentiality; provided, however, that for purposes of this
Section 5.12, the following information shall not be treated as confidential:
(a) information that is or becomes generally known or available to the public, other than as a result of a disclosure by a disclosing Party in violation of the provision hereof, (b) information that was known by the Parties to whom disclosure is made prior to receiving such information from the disclosing Party as demonstrated by written records, (c) information that is required to be disclosed pursuant to applicable Law or pursuant to regulatory filings or filings with stock exchanges or fund subscribers or by any Governmental Entity, provided that wherever practical, prompt notice of such disclosure is given to the other Party such that the other Party will have a reasonable opportunity to contest such disclosure, or (d) information that is required to be disclosed for the purpose of any dispute arising from the execution, performance or termination of this Agreement.

      Section 5.13. Public Announcements. Each of the Parties hereby agrees with the other Party that (a) except as may be required for a Party to comply with the requirements of any applicable Law or Governmental Entity with respect to such Party, any press release or similar public announcement or communication concerning the execution or performance of this Agreement shall be provided to the other Party in advance of release for such other Party's review and comment and the releasing Party will in good faith consider all reasonable comments; and
(b) except as contemplated in the foregoing clause (a), no press release or similar public announcement or communication shall ever be made or caused to be made concerning the execution or performance of this Agreement, unless specifically approved in advance by the other Party, provided, however, that (i) upon execution of this Agreement, the Parties shall mutually issue a single, joint press release with respect to the Transaction, and (ii) after the Closing Date, (1) Buyer may freely issue press releases or similar public announcements or communications with respect to the business, affairs and prospects of the Company, and (2) the Sellers may freely issue at a time of their choosing press releases or similar public announcements or communications concerning the transactions contemplated by this Agreement, provided they are approved by the Buyer in advance of release, which approval shall not be unreasonably withheld.

      Section 5.14. Tax Matters.

            (a) Tax Treatment. The Sellers, the Company and the Buyer hereby acknowledge and agree that an election under Section 338 of the Code (or any similar provision of the law of any state or other taxing jurisdiction) will be made with respect to the Company and any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

            (b) Transfer Taxes. All excise, sales, use, transfer (including real property transfer or gains), stamp, documentary, filing, recordation, and other similar taxes, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties, attributable to the transactions contemplated by this Agreement (the "Transfer Taxes"), shall be borne by the Party on which they are primarily imposed under applicable Law; provided, that each Seller shall pay his or its pro rata portion of any such Transfer Taxes imposed upon the Company. Any Tax Returns that must be filed in connection with Transfer Taxes shall be prepared and filed when due by the Party primarily or customarily responsible under the applicable local Law for filing such Tax Returns, and such Party will use its reasonable efforts to provide such Tax Returns to the other Party at least 10 days prior to the Due Date for such Tax Returns. Sellers shall be solely responsible for any income and capital gain Taxes due, if any, as a result of the sale of the Shares to the Buyer in exchange for the Acquisition Price.

            (c) Filing of Tax Returns. The Company shall prepare and file or cause to be prepared and filed on a timely basis all Tax Returns with respect to the Company and its Subsidiaries that are due on or before the Closing Date. The Company shall prepare all Tax Returns that are due after the Closing Date with respect to the Company for all Pre-Closing Periods in a manner consistent with past practice of the Company unless otherwise required by applicable Law. The Company and its Subsidiaries shall prepare and file or cause to be prepared and filed all other Tax Returns and reports of the Company.

      Section 5.15. Notice of Developments.

            (a) The Buyer will promptly advise Sellers in writing (i) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of the Buyer contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect, together with a proposed amendment or supplement to the Buyer Disclosure Schedule relating thereto, (ii) the breach of any covenant by the Buyer or the occurrence of any event that makes the satisfaction of any of the conditions set forth in ARTICLE V impossible or unlikely, and (iii) of any Buyer Material Adverse Effect.

            (b) Each Seller will give prompt written notice to the Buyer, with a copy to the other Sellers, of any development causing or which could reasonably be expected (including with the giving of notice or the passage of time) to cause a material breach of or inaccuracy in any representations or warranties of any of such Seller, including if such representations or warranties were given as of the time of such development. Each Seller will give prompt written notice to the Buyer, with a copy to the other Sellers, if any such Seller becomes aware of the breach of any covenant of such Sellers or any Seller or the Company in this Agreement or the occurrence of any event that makes the satisfaction of any of the conditions set forth in ARTICLE V impossible or unlikely.

            (c) Managers will give prompt written notice to the Buyer, with a copy to the other Sellers, of any development causing or which could reasonably be expected (including with the giving of notice or the passage of time) to cause a material breach of or inaccuracy in any representations or warranties of the Managers, including if such representations or warranties were given as of the time of such development, together with a proposed amendment or supplement to the Managers Disclosure Schedule relating thereto. The Managers will give prompt written notice to the Buyer, with a copy to the other Sellers, if any Managers or the Company becomes aware of the breach of any covenant of the Managers in this Agreement or the occurrence of any event that makes the satisfaction of any of the conditions set forth in ARTICLE V impossible or unlikely.

            (d) No disclosure by a Party pursuant to this Section 5.15, however, shall be deemed to amend or supplement the Buyer Disclosure Schedule or Managers Disclosure

Schedule for the purpose of the conditions set forth in Section 6.2(a) or
Section 6.3(a), respectively. If, however, the Sellers shall determine in their discretion to waive the condition set forth in Section 6.2(a) notwithstanding any modification or supplement to the Buyer Disclosure Schedule, or the Buyer shall determine in its discretion to waive the condition set forth in Section 6.3(a) notwithstanding any modification or supplement to the Managers Disclosure Schedule, then, in either such event, the updated Buyer Disclosure Schedule or Managers Disclosure Schedule shall be the final Buyer Disclosure Schedule or Managers Disclosure Schedule for all purposes of this Agreement.

      Section 5.16. Exclusivity. Neither Sellers, nor the Company will, nor will they permit any of their respective Affiliates or their or such Affiliates' respective officers, directors, employees, agents and representatives or anyone else acting for them or their Affiliates, directly or indirectly, to: (a) supply any third party or other Person with information which could reasonably be expected to lead to a Third Party Acquisition or to inquiries or proposals with respect thereto; (b) initiate, solicit, encourage, negotiate, accept or discuss any transaction or series of related transactions with a third party or other Person (other than the Buyer and its Affiliates) involving any recapitalization, restructuring, financing, merger, consolidation, sale or encumbrance or other business combination transaction or extraordinary corporate transaction of the Company or all or any significant part of the assets or equity or the business and properties of Company or any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the acquisition of the Company by Buyer contemplated hereby (any transaction described in this clause (b) is referred to as a "Third Party Acquisition"); or (c) enter into any Contract, agreement, arrangement or understanding with a third party or other Person that would have the effect of causing the Sellers to or would otherwise delay, abandon or terminate the acquisition of the Company by the Buyer contemplated hereby, provided, however, that, subject to the provisions set forth in Section 5.1 above, nothing herein shall preclude the Company or the Sellers from engaging in usual and customary business development, collaboration or licensing activities that would not reasonably be expected to preclude or have a material adverse effect on the proposed transaction. Neither the Sellers, nor the Company is engaged in any current discussions or negotiations with any Third Party or Person relating to a Third Party Acquisition or which could possibly result in a Third Party Acquisition. The Sellers and the Company shall promptly advise the Buyer of any inquiry, indication of interest or proposal with respect to, or that could reasonably be expected to lead to, a Third Party Acquisition or any request for nonpublic information relating to the Company or any of its Subsidiaries (including the identity of the person making or submitting such, inquiry, indication of interest, proposal or request), and thereafter shall keep the Buyer fully and promptly informed as to the status of, and any developments with respect to any of the same.

      Section 5.17. Responsibility for Transaction Expenses. Sellers hereby agree that Transaction Expenses shall be the sole responsibility of the Sellers, except for the Reimbursed Expenses which the Buyer has agreed to make on behalf and upon instruction of the Sellers, which payments shall be the sole responsibility of the Buyer.

      Section 5.18. Sellers' Agents. Each of the Sellers shall irrevocably appoint the Sellers' Agents as its agents (mandataire) pursuant to Articles 1984 et. seq. of the French Civil Code in connection with the enforcement of the provisions of this Agreement and the completion of the transactions contemplated hereby, pursuant to such terms and conditions to be agreed between the Sellers and the Sellers' Agents, which terms and conditions shall provide that the Sellers' Agents agree to be bound by the terms and conditions of this Agreement as though original parties hereto and that such Sellers' Agents shall be required to execute and deliver counterpart signatures to this Agreement if requested by the Buyer or Sellers. Each of the Sellers' Agents shall not be entitled to terminate its appointment of the Sellers' Agents unless it has first obtained the agreement of another Person to replace it as the Sellers' Agents hereunder.

      Section 5.19. Employment Agreements, Noncompetition Agreements. Contemporaneously with the execution and delivery of this Agreement:

            (a) The existing employment agreements between the Company and Gordon Waldron, Caroline Roussel, Roger Lahana, Jamal Temsamani and Luc-Andre Granier shall be modified in a manner mutually satisfactory to the Buyer and such Persons, to be effective upon the Closing, as provided for in the respective drafts of the amendments of their employment contracts dated November 2, 2004;

            (b) The Buyer and Michel Kaczorek shall enter into the Kaczorek Employment Agreement which shall be effective as of the Closing (Mr. Kaczorek and the individuals specified in Section 5.19(a), hereinafter referred to as the "Key Employees"), as provided for in the draft of the amendment of his employment contract dated November 2, 2004; and

            (c) The existing noncompetition agreements between the Company and the Key Employees shall be modified in a manner mutually satisfactory to the Buyer and the Key Employees, to be effective upon the Closing, as provided for in the respective drafts of the amendments of their noncompetition agreements dated November 2, 2004.

      Section 5.20. Indemnification, Exculpation and Insurance.


            (a) Buyer agrees to cause the Company to maintain in effect in accordance with their terms all rights to indemnification, exculpation from liabilities and reimbursement of expenses for acts or omissions occurring at or prior to the Closing Date now existing in favor of the current or former directors or officers of the Company as provided in their organizational documents and any indemnification contracts between the Company and their respective current or former directors and officers, copies of all of which have been delivered to the Buyer.

            (b) In the event that Buyer or its successors or assigns (i) causes the Company to consolidate with or merge into any other Person and the Company is not the continuing or surviving corporation or Person of such consolidation or merger or (ii) the Company transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision will be made so that such successor or assign assumes the obligations set forth in this Section 5.20.

            (c) The provisions of this Section 5.20 are intended to be for the benefit of, and will be enforceable by, each indemnified Party, his or her heirs and his or her representatives.

            (d) Each Seller hereby represents and warrants that he or it has no claim or action, nor is there any fact or circumstance which may give rise to any claims or actions by such Seller, against any current or former director or officer of the Company or any Managers (including but not limited to claims or actions relating to this Agreement or the transactions contemplated thereby), and further, upon the Closing hereunder, each Seller irrevocably waives any such claim or action, whether known or unknown, against any current or former director or officer of the Company or any Managers (including but not limited to claims or actions relating to this Agreement or the transactions contemplated thereby).

      Section 5.21. Benefit Plans.

            (a) As soon as administratively practicable after the Closing Date, Buyer shall take all reasonable action to cause the Company to maintain the Company employee benefit plans so that employees of the Company shall be entitled to participate in each employee benefit plan of the Company to the same extent as such employees participated prior to the Closing in accordance with French Law.

            (b) Buyer shall cause the Company to honor and continue to be obligated to perform, in accordance with their terms, all benefit obligations to, and contractual rights of, current and former employees of the Company existing as of the Closing Date, as well as all employment or severance agreements, plans or policies of the Company, as any such agreements, plans or policies may be amended from time to time in accordance with applicable Law; provided, however, that all agreements which provide for any payment or benefit upon a change in control of the Company shall be terminated effective immediately after the Closing; provided, however, that the existing change in control agreements and the redwood success bonuses granted to the Key Employees in June 2004 shall continue in effect as they relate to the transactions contemplated by this Agreement, but not to any subsequent transactions.

            (c) If employees of the Company become eligible to participate in a medical, dental or vision benefits plan of Buyer, Buyer shall, to the extent allowable under the terms of any such plan, cause each such plan to (i) waive any preexisting condition limitations to the extent such conditions are covered under the applicable medical, dental or vision benefits plans of Buyer, (ii) honor under such plans any deductible, co-payment and out-of-pocket expenses incurred by the employees and their beneficiaries during the portion of the calendar year prior to such participation and (iii) waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such employee on or after the Closing Date to the extent such employee had satisfied any similar limitation or requirement under an analogous the Company employee benefit plan prior to the Closing Date.

            (d) The Buyer agrees to offer to the key management employees of the Company listed on Exhibit D on the Closing Date options to purchase shares of the Buyer's Common Stock in the aggregate amount set forth on Exhibit D, to be allocated among such key management employees as Buyer shall determine, and subject to the terms and provisions of the standard form option agreement of the Buyer and the equity incentive plan of the Buyer.

      Section 5.22. Company Derivative Securities. Each of the Sellers, the Sellers' Agents, the Managers and the Buyer shall cooperate and use their commercially reasonable best efforts to cause the holders of Derivative Securities listed on Schedule 5.22 hereof and who are not Parties to this Agreement to waive the right to exercise and terminate their respective Derivative Securities as described on Schedule 5.22 hereto, without unreasonable cost or expense to the Company or the Buyer. The use of commercially reasonable best efforts shall not require any Party to pay any consideration to the holders of Derivative Securities listed on Schedule 5.22. Any cost or expense incurred by the Company or the Buyer which has been mutually agreed upon by Buyer and the Sellers' Agents in connection with such waiver and termination shall be included in Transaction Expenses hereunder.

                                   ARTICLE VI

                  CONDITIONS TO CONSUMMATION OF THE TRANSACTION

      Section 6.1. Conditions to Each Party's Obligations to Consummate the Transaction. The respective obligations of each Party to consummate the transactions contemplated hereby is subject to the satisfaction at or prior to the Closing Date of the following conditions:

            (a) No statute, rule, regulation, executive order, decree, Order, or injunction, or Proceeding initiated or threatened by a Governmental Entity shall have been enacted, entered, promulgated, enforced or commenced by any court or Governmental Entity which remains in force or pending or threatened (as applicable) and prohibits or seeks to prohibit the consummation of the transactions contemplated hereby, requires or seeks to require divestiture of any material assets of the Buyer or the Company or their respective Subsidiaries or requires or seeks to require any such assets to be held separate or orders or seeks material damages or other relief in connection therewith.

            (b) There shall have been obtained at or prior to the Closing Date such permits or authorizations, and there shall have been taken such other action, as may be required to consummate the transactions contemplated hereby by any Governmental Entity having jurisdiction over the Parties and the actions herein proposed to be taken, including but not limited to requirements under applicable federal and state securities laws;

            (c) The Proxy Statement, with respect to the Buyer Stockholder Meeting, shall not be subject to any enforcement proceedings commenced or threatened by the SEC;

            (d) The principal terms of this Agreement and the issuance of the Consideration Shares issuable hereunder, shall have been approved and adopted by the Buyer Stockholder Meeting as required by NASDAQ and applicable Law;

      Section 6.2. Further Conditions to the Sellers' Obligations. The obligation of the Sellers to consummate the transactions contemplated hereby are further subject to satisfaction or waiver by the Sellers of the following conditions:

            (a) The representations and warranties of the Buyer contained in this Agreement which are qualified as to materiality or as to a Buyer Material Adverse Effect or similarly qualified shall be true and correct in all respects as of the date hereof and at and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case, as of such date), and the representations and warranties of the Buyer contained in this Agreement which are not so qualified shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date as if made at and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case, as of such date). For the purposes of determining whether the condition set forth in this Section 6.2(a) has been satisfied, all updates of, or modification to, the Buyer Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded;

            (b) The Buyer shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the Closing Date;

            (c) No litigation or proceeding shall be threatened or pending for the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement or which could reasonably be expected to have a Buyer Material Adverse Effect.

            (d) There shall not have been any Buyer Material Adverse Effect from the date hereof to the Closing Date, nor shall there exist any state of facts or condition which could reasonably be expected (with or without the passage of time or the giving of notice) to result in such a Buyer Material Adverse Effect;

            (e) The Escrow Agreement shall have been executed by the Buyer and Escrow Agent;

            (f) The Stockholders Agreement shall have been executed by the Buyer;

            (g) The Buyer shall have delivered to the Sellers a certificate, dated the Closing Date, executed by the President or Chief Executive Officer of the Buyer, to the effect that each of the conditions specified above in Sections 6.2(a) and (b) is satisfied in all respects; and

            (h) Each of the documents required to be delivered by the Buyer to the Sellers under Section 1.11 shall have been so delivered.

      Section 6.3. Further Conditions to the Buyer's Obligations. The obligation of the Buyer to consummate the transactions contemplated hereby is further subject to the satisfaction or waiver by the Buyer at or prior to the Closing Date of the following conditions:

            (a) The representations and warranties of any Seller or the Managers contained in this Agreement which are qualified as materiality or as to a Company Material Adverse Effect or similarly qualified (and those set forth in ARTICLE II) shall be true and correct in all respects as of the date hereof and at and as of the Closing Date as though such representations and warranties were made at and as of such date (except to the extent expressly made as of an earlier date, in which case, as of such date), and the representations and warranties of the Sellers or the Managers contained in this Agreement which are not so qualified (or set forth in ARTICLE II) shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date as if made at and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case, as of such date). For the purposes of determining whether the condition set forth in this Section 6.3(a) has been satisfied all updates of, or modification to, the Managers Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded;

            (b) The Sellers and the Managers shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by them on or prior to the Closing;

            (c) No litigation or proceeding shall be threatened or pending for the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement, or which could reasonably be expected to have a Company Material Adverse Effect;

            (d) An Investment Representation statement in substantially the form of Exhibit B shall have been executed and delivered by each Seller;

            (e) The Escrow Agreement shall have been executed by the Escrow Agent, the Sellers and the Sellers' Agents;

            (f) The Stockholders Agreement shall have been executed by Sellers and Sellers' Agents;

            (g) Irrevocable waivers in the form of Exhibit C shall have been executed and delivered by each of the Derivative Securities Holders.

            (h) The Managers and Sellers shall have delivered to the Buyer a certificate, dated the Closing Date, executed by the Managers and by the Sellers' Agents on behalf of each Seller to the effect that each of the conditions specified in Sections 6.3(a), (b) and (i) is satisfied in all respects;

            (i) Each of the Consents to the consummation of the transactions contemplated hereby that is identified in Section 3.4(a) and (b) shall have been obtained and shall be in full force and effect;

            (j) Each of the documents required to be delivered by the Sellers, the Managers, the Derivative Securities Holders, and the Company to the Buyer under Section 1.10 shall have been so delivered;

            (k) There shall not have been any Company Material Adverse Effect from the date hereof to the Closing Date, nor shall there exist any state of facts or condition which could reasonably be expected (with or without the passage of time or the giving of notice) to result in such a Company Material Adverse Effect;

            (l) The Kaczorek Employment Agreement and the modifications to employment agreements with the other Key Employees, and the modifications to the noncompetition agreements with each of the Key Employees as provided in Section 5.19, shall each be in full force and effect as of the Closing; and

            (m) The Managers shall have delivered or caused to be delivered to the Buyer a statement setting forth the amount of cash and cash equivalents, accounts receivable and accounts payable of the Company as of a date not earlier than five Business Days preceding the Closing Date which statement shall provide that the amount of cash and cash equivalents of the Company as of the Closing Date shall be not less than (i) 2,500,000 Euros if the Closing Date shall occur on or before January 31, 2005, or (ii) 1,400,000 Euros if the Closing Date shall occur after January 31, 2005 but prior to February 28, 2005. Such statement will be unaudited and is intended only to be an indication of such cash and cash equivalents, accounts receivable and accounts payable.

                                  ARTICLE VII

                          INDEMNIFICATION AND REMEDIES

      Section 7.1. Survival; Right to Indemnification Not Affected by Knowledge. All representations, warranties, covenants, and obligations in this Agreement, the Managers Disclosure Schedule, the Buyer Disclosure Schedule, the certificate delivered pursuant to Section 6.3(h), and the certificate to be delivered pursuant to Section 6.2(g) and any other certificate or document delivered by the Sellers or the Buyer pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations, will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation, subject to the disclosures set forth on the Managers Disclosure Schedule or the Buyer Disclosure Schedule, as modified or supplemented as provided in Section 5.15(d), as applicable. The waiver of any condition based on the performance of, or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such covenants, and obligations.

      Section 7.2. Remedies for Breaches of Sellers.

            (a) Indemnification. Subject to the limitations set forth in Section 7.6(b) and (c), each Seller, acting for himself or itself, individually and solely in his or its capacity as a

Seller and not as a Managers (individuellement et non solidairement) hereby agrees to indemnify, defend and hold Buyer and its successors and assigns (collectively, the "Buyer Indemnified Persons") harmless from and against any damages arising, directly or indirectly, from or in connection with:

                  (i) any inaccuracy in, or breach of any of the representations or warranties made by such Seller in ARTICLE II or in Schedule 1 (to the extent only that they relate to such Seller);

                  (ii) any failure to satisfy or comply with, or any breach of any covenants, promises or agreements of such Seller to be performed by such Seller hereunder;

                  (iii) any failure of such Seller to have good, valid and marketable title to the Shares free and clear of any Liens;

                  (iv) any Fraud or Willful Breach; and

                  (v) any claim by any Person for any such Seller's portion of Transaction Expenses, other than Reimbursed Expenses, incurred but unpaid by such Seller in connection with this Agreement and the transactions contemplated hereby.

            (b) Time Limitations. If the Closing occurs, no Seller will have liability for indemnification of Damages pursuant to Sections 7.2(a) (i) and
(ii): (i) with respect to claims against the Third Escrow Sub-Account, unless on or before the 2005 Audit Date, or (ii) with respect to claims against the Second Escrow Indemnification Sub-Account, unless on or before the date that is 18 months following the Closing Date, the Buyer (A) provides the Sellers' Agents with a Buyer's Claim Notice and (B) provides the Escrow Agent with a Buyers' Escrow Claim Notice.

            (c) Limitations on Amount. Each Seller will have no liability for indemnification with respect to matters described in Sections 7.2(a)(i) and (ii) until the total of all Damages with respect to such matters exceeds such Seller's proportionate share, based upon Shares of the Company owned by such Seller, of US$20,000, in which event the Sellers shall be responsible for any and all Damages without regard to such limitation; provided, that the aggregate liability of each Seller for indemnification with respect to the matters described in Section 7.2(a)(i) and (ii) shall not exceed such Seller's proportionate share, based upon Shares of the Company owned by such Seller, of the difference between (i) either (A) the amount of the Third Escrow Sub-Account and the Second Escrow Indemnification Sub-Account if a claim is made prior to the 2005 Audit Date, or (B) the amount of the Second Escrow Indemnification Sub-Account if the claim is made after the 2005 Audit Date, and (ii) the Consideration Shares previously distributed to Buyer from such accounts pursuant to this Agreement and the Escrow Agreement. For the avoidance of doubt, after all Consideration Shares comprising the Third Escrow Sub-Account and the Second Escrow Indemnification Sub-Account have been distributed to Buyer and/or the Sellers, the Buyer shall have no further remedy with respect to matters described in Sections 7.2(a)(i) and (ii).

      Section 7.3. Remedies to breaches of ARTICLE III.

            (a) Reduction of Acquisition Price. The Contingent Consideration and the First Earn-Out Payment to which each Seller is entitled under this Agreement shall be reduced by its proportionate share, based upon Shares of the Company owned by such Seller, of the amount of any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

                  (i) any breach or inaccuracy of any representation or warranty made by the Managers in ARTICLE III, the Managers' Disclosure Schedule (as may be modified or supplemented as provided in Section 5.15(d)), or any other certificate or document delivered by or on behalf of the Managers pursuant to this Agreement; provided, that if any of such representation or warranty of
ARTICLE III or in the Managers' Disclosure Schedule contains a materiality qualifier, such materiality will be taken into consideration only for purposes of determining whether a breach of such representation or warranty containing the materiality qualifier has or has not occurred but, in the event it is determined that a breach of any such representation or warranty has occurred, the materiality qualifier shall be disregarded for purposes of determining the amount of the Damages resulting from such breach;

                  (ii) any breach by the Managers of any of their respective covenants or obligations in this Agreement; or

                  (iii) any claim by any Person for any Transaction Expenses, other than Reimbursed Expenses, incurred but unpaid in connection with this Agreement and the transactions contemplated hereby.

            (b) Time Limitations. If the Closing occurs, the Acquisition Price will not be reduced by the amount of Damages pursuant to Section 7.3(a)(i) and
(ii): (i) with respect to claims against the Third Escrow Account unless on or before the 2005 Audit Date and (ii) with respect to claims against the Second Escrow Indemnification Sub-Account, unless on or before the date that is 18 months following the Closing Date, the Buyer notifies (A) the Sellers' Agents of one or more claims specifying the factual basis of each claim for Buyer's Damages in reasonable detail to the extent then known by the Buyer, including a fair estimation of each claim (the "Buyer's Claim Notice") and (B) the Escrow Agent of such Buyer's claims (the "Buyer's Escrow Claim Notice").

            (c) Limitations on Amount. The Sellers will have no liability for indemnification with respect to the matters described in Section 7.3(a)(i) and
(ii) until the total of all Damages with respect to such matters exceeds US$20,000, in which event the Sellers shall be responsible for any and all Damages without regard to such limitation; provided, that the aggregate reduction of each Seller's proportionate share, based upon Shares of the Company owned by such Seller, of the Acquisition Price with respect to the matters described in Section 7.3(a)(i) and (ii) shall not exceed each Seller's proportionate share of the difference between (i) either (A), the amount of the Third Escrow Sub-Account and the Second Escrow Indemnification Sub-Account if a claim is made prior to the 2005 Audit Date, or (B) the amount of the Second Escrow Indemnification Sub-Account if the claim is made after the 2005 Audit Date and (ii) the proportionate share of the Consideration Shares previously distributed to Buyer from such accounts pursuant to this Agreement and the Escrow Agreement. For the avoidance of doubt, after all Consideration Shares comprising the Third Escrow Sub-Account and the Second Escrow Indemnification Sub-Account have been distributed to Buyer and/or the Sellers, the Buyer shall have no further remedy with respect to matters described in Section 7.3(a)(i) and (ii).

            (d) For the avoidance of doubt, each Seller has agreed that its portion of the Acquisition Price deposited in the Third Escrow Sub-Account and the Second Escrow Indemnification Sub-Account is subject to the amount of Buyer's Damages which may be awarded to the Buyer with respect to the matters described in Section 7.3(a) upon mutual agreement between the Buyer and Sellers' Agents or upon Final Resolution, and, except as set forth in Section 7.7, the Buyer acknowledges that the Managers, acting in their capacity as Managers, shall have no liability for indemnification of Buyer's Damages.

      Section 7.4. Indemnification by the Buyer.


            (a) Indemnification. The Buyer will indemnify and hold harmless the Sellers for, and will pay to the Sellers and its successors and assigns, the amount of any Damages arising, directly or indirectly, from or in connection with:

                  (i) any breach or inaccuracy of any representation or warranty made by the Buyer in this Agreement, the Buyer Disclosure Schedule, (as may be modified or supplemented as provided in Section 5.15(d)) or any other certificate or document delivered by or on behalf of the Buyer pursuant to this Agreement;

                  (ii) any breach by the Buyer of any of its covenants or obligations under this Agreement (other than payment of the Consideration Shares and Transaction Expenses as required by this Agreement);

                  (iii) any Fraud or Willful Breach; and

                  (iv) any failure of Buyer to pay the Consideration Shares and Transaction Expenses as required by this Agreement or to deliver good, valid and marketable title to the Consideration Shares to which each Seller is entitled free of any Liens, subject to the restrictions contemplated by this Agreement and the exhibits attached hereto.

            (b) Time Limitations. If the Closing occurs, the Buyer will have no liability for indemnification of Damages pursuant to Section 7.4(a)(i) and (ii):
(i) with respect to claims against the Buyer's First Indemnification Cap, unless on or before the 2005 Audit Date, and (ii) with respect to claims against the Buyer's Second Indemnification Cap, unless on or before the date that is 18 months following the Closing Date, any of Sellers' Agents notifies (A) the Buyer of one or more such claims specifying the factual basis of each such claim in reasonable detail to the extent then known by the Sellers' Agents, including a fair estimation of each such claim (the "Sellers Claim Notice") and (B) the Escrow Agent of such Sellers' claims (the "Sellers' Escrow Claim Notice").

            (c) Limitations in Amount. The Buyer will have no liability for indemnification of Sellers' Damages with respect to matters described in Sections 7.4(a)(i) and (ii) until the total of all Sellers' Damages exceeds US$20,000, in which event the Buyer shall be responsible for any and all Sellers' Damages without regard to such limitation; provided, that the aggregate liability of the Buyer for indemnification with respect to matters described in Sections 7.4(a)(i) and (ii) shall not exceed the difference between (i) either
(A) US$500,000 (the "Buyer's First Indemnification Cap") plus twenty-five percent (25%) of the US Dollar value of the First Earn-Out Payment earned by and deliverable to Sellers (the "Buyer's Second Indemnification Cap") if the claim is made prior to the 2005 Audit Date, or (B) the amount of the Buyer's Second Indemnification Cap if the claim is made after the 2005 Audit Date, and (ii) the amounts previously paid to Sellers by Buyer pursuant to this Section 7.4.

            Section 7.5. Procedure for Indemnification.

            (a) Promptly after receipt by the Buyer or a Seller (collectively, "Indemnified Person(s)") under Sections 7.2, 7.4 or 7.7 of notice of the commencement of any Proceeding against it, or Section 7.3 with respect to a claim for a reduction of the Acquisition Price, such Indemnified Person will, if a claim is to be made against the other Party under such Section (the

"Indemnifying Person"), give notice to the Indemnifying Person of the commencement of such claim, but the failure to notify the Indemnifying Person will not relieve the Indemnifying Person of any liability that it may have to any Indemnified Person, except to the extent that the Indemnifying Person demonstrate that the defense of such action is actually prejudiced by the Indemnified Person's failure to give such notice.

            (b) If any Proceeding referred to in Section 7.5(a) is brought against an Indemnified Person and it gives notice to the Indemnifying Person of the commencement of such Proceeding, the Indemnifying Person will be entitled to participate in such Proceeding and, to the extent that it wishes (unless any of the Indemnifying Persons, are also a Party to such Proceeding and the Indemnified Person determines in good faith that joint representation would be inappropriate), to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnified Person and, after notice from the Indemnifying Person to the Indemnified Person of its election to assume the defense of such Proceeding, the Indemnifying Person will not, as long as it diligently conducts such defense, be liable to the Indemnified Person under this Section 7.5 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the Indemnified Person in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the Indemnifying Person assumes the defense of a Proceeding,
(i) no compromise or settlement of such claims may be effected by the Indemnifying Person without the Indemnified Person's consent unless (A) there is no finding or admission of any violation of Law or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnified Person, and (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Person; and (ii) the Indemnifying Person will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an Indemnifying Person of the commencement of any Proceeding and the Indemnifying Person does not, within ten days after the Indemnified Person's notice is given, give notice to the Indemnified Person of its election to assume the defense of such Proceeding, the Indemnifying Person will be bound by any determination made in such Proceeding or any compromise or settlement effected by the Indemnified Person.

            (c) Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the Indemnifying Person, assume the exclusive right to defend, compromise, or settle such Proceeding, but the Indemnifying Person will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

            (d) Each of the Parties hereby consents to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Section 7.5 with respect to such Proceeding or the matters alleged therein, and agrees that process may be served on the Parties with respect to such a claim anywhere in the world.

            (e) For the purposes of this Section 7.5, any and all notices to be given to the Sellers may be given by the Buyer to the Sellers' Agents on behalf of the Sellers (and the Buyer shall not be obligated to give any such notice to all Sellers).

      Section 7.6. Recourse to Escrow Agreement and Earn-Out Offset.

            (a) The Buyer may set-off against the First Earn-Out Payment, to the extent of the Second Indemnification Sub-Account, which may be payable by the Buyer to any Sellers in accordance with Section 1.4(a), amounts to which the Buyer may, or may believe itself to be entitled in respect of Damages under
Section 7.2(a) and Section 7.3(a).

                  (i) At the time the Buyer pays the First Earn-Out Payment to such Seller under Section 1.4(a), the Buyer may (A) give written notice (a "Setoff Notice") to the Sellers' Agents specifying in reasonable detail the nature and dollar amount of any claim(s) (each, a "Setoff Claim") for Damages that Buyer may then have under Section 7.2(a) or Section 7.3(a) (whether or not such claim has previously been asserted by the Buyer or the final resolution thereof is then pending) and (ii) notify forthwith a copy of the Setoff Claim to the Escrow Agent (the "Setoff Escrow Notice"), instructing the Escrow Agent to withhold the Buyer's Damages from the First Earn-Out Payment then otherwise payable to the Sellers in an amount equal to the full amount of any and all such Setoff Claims. Each share of Buyer Common Stock subject to the set off shall be valued in an amount equal to the Average Closing Price.

                  (ii) Unless the Sellers' Agents give written notice (a "Counter Notice") to the Buyer, with a copy to the Escrow Agent, disputing any Setoff Claim within 30 days following receipt by the Sellers' Agents of the Setoff Notice relating to such Setoff Claim, then the amount of Damages claimed by the Buyer in the Setoff Notice as to such Setoff Claim and the Buyer's right of setoff against the First Earn-Out Payment for satisfaction thereof, shall be deemed conclusively established, and the Sellers shall no longer be entitled to payment of such portion of the First Earn-Out Payment, and the Escrow Agent shall release and deliver to the Buyer the number of Consideration Shares withheld pursuant to Setoff Escrow Notice.

                  (iii) If the Sellers' Agents give a timely Counter Notice with respect to any Setoff Claim set forth in a Setoff Notice and, after final resolution of such Setoff Claim by agreement or settlement of the Parties, by a court or other Governmental Entity or otherwise, the Buyer elects or is required to pay to the Sellers all or any part of the amount of the First Earn-Out Payment as to which the Buyer exercised the right of setoff set forth in this
Section 7.6 in satisfaction of such resolved Setoff Claim (the "Released Earn-Out Payment Amount"), then the Escrow Agent shall release and deliver to the Seller a number of Consideration Shares withheld pursuant to Setoff Escrow Notice, equal to the Released Earn-Out Payment Amount to the Sellers' Agents for distribution to the Sellers, and shall deliver, if applicable, the remaining withheld Consideration Shares to the Buyer.

            (b) If this Agreement is consummated, recovery from and/or offset against the Third Escrow Sub-Account, and the Second Escrow Indemnification Sub-Account for matters listed in 7.3(a)(i) and (ii), and recovery from and/or offset against the Third Escrow Sub-Account and the Second Escrow Indemnification Sub-Account for matters listed in Sections 7.2(a)(i) and (ii) shall be the sole and exclusive remedy for the Buyer. No limitations set forth in this ARTICLE VII shall limit Buyer's remedies for matters listed in Section 7.2(a) (iii), (iv) and (v), Section 7.3(a)(iii) or Section 7.7.

            (c) All payments made by Sellers under the provisions of this
ARTICLE VII will be treated for all Tax purposes as adjustments of the purchase price except to the extent such treatment is not permitted by the applicable Tax Law. If the treatment as an adjustment to purchase price is disputed by any taxing authority, the Party receiving the notice of such dispute will promptly notify and consult with the other Party concerning resolution of such dispute.

      Section 7.7. Remedies for Managers Fraud or Willful Breach. Each Manager will, individually, indemnify and hold harmless the Buyer Indemnified Persons for, and will pay to the Buyer Indemnified Persons the amount of any Damages arising, directly or indirectly, from or in connection with any Fraud or Willful Breach of such Manager. Each Seller individually agrees to pay on a proportional basis based on the number of Shares of the Company any and all fees and expenses (including without limitation all attorney fees from a law firm selected by the Manager(s)) of the Manager(s) for defense of any claims unless and until a Final Resolution finding Fraud or Willful Breach on the claims occurs.

                                  ARTICLE VIII

                           TERMINATION AND ABANDONMENT

      Section 8.1. Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

            (a) by mutual written consent of the Sellers' Agents and the Buyer;

            (b) by the Buyer if the stockholders of the Buyer fail to approve the issuance of Consideration Shares at the Buyer Stockholders Meeting as provided in Section 5.7 above.

            (c) by the Sellers' Agents on behalf of the Sellers or the Buyer at any time after January 31, 2005 (or February 28, 2005 if the SEC shall elect to review the Proxy Statement), if the Closing shall not have occurred by such date; provided, however, that (i) the Buyer may elect to extend the February 28, 2005 date if the SEC shall elect to review the Proxy Statement to March 31, 2005, if it is not practical to hold the Buyer Stockholder Meeting by February 28, 2005 as a result of such SEC review, conditioned upon making a loan to the Company of 500,000 Euros on commercial terms, and (ii) the right to terminate this Agreement under this Section 8.1 shall not be available to (A) the Sellers, if any Seller has or the Managers has breached any of its representations, warranties or covenants hereunder in any material respect and such breach has been the cause of or resulted in the failure of the Closing to occur on or before such date or (B) the Buyer, if the Buyer has breached any of its representations, warranties or covenants hereunder in any material respect and such breach has been the cause of or resulted in the failure of the Closing to occur on or before such date. If the Buyer shall elect to extend the date as provided in clause (c)(i) above and the Closing Date does not occur by March 31, 2005 for any reason other than a breach or default by Sellers or the Managers hereunder, the loan of the Buyer to the Company shall be forgiven; or

            (d) by the Sellers' Agents on behalf of the Sellers or the Buyer upon written notice to the other Party, if the Buyer, or the Sellers, as applicable shall have breached or failed to perform in any material respect any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.2(a) or (b) or Section 6.3(a) or (b), as applicable, and (ii) cannot be or has not been cured within 30 days after the giving of written notice by the Sellers or the Buyer to the other, as applicable.

      Section 8.2. Procedure for, and Effect of Termination. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by the Parties hereto pursuant to Section 8.1 hereof, written notice thereof shall be given by a Party so terminating to the other Party and this Agreement shall forthwith terminate and shall become null and void and of no further effect, and the transactions contemplated hereby shall be abandoned without further action by the Company, the Sellers or the Buyer. Upon termination of this Agreement pursuant to the provisions of Section 8.1(a), (b) or (c) above, neither Party shall have any further duty, liability or obligation to the other Parties under this Agreement. The provisions of Sections 5.2(b), Section 5.11, Section 5.15 and
ARTICLE VII shall survive any termination of this Agreement. Each Party's right of termination under Section 8.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies.

                                   ARTICLE IX

                    WAIVERS OF PRE-EMPTIVE RIGHTS, RIGHTS OF
                   FIRST REFUSAL, TAG-ALONG AND SIMILAR RIGHTS

      Section 9.1. Waiver of Notices, Pre-Emptive Rights, Rights of First Refusal, Tag-Along and Similar Rights. In connection with the sale and exchange of the Shares by Sellers, and the consummation of the transactions contemplated hereby, each of the Sellers hereby irrevocably waives (a) any and all rights to receive written notice of the proposed sale and exchange of the Shares as contemplated herein, (b) any and all pre-emptive rights, or rights of first refusal or any similar rights to acquire any of the Shares under the Articles of Association of the Company, as amended, any other charter or governing instrument of the Company, or that certain Stockholders Agreement dated December 20, 2000, as amended, among the Sellers (the "Sellers Stockholders Agreement"), or any other agreement or understanding to which the Company or any of Sellers is a Party, and (c) any and all rights to sell of their respective Shares pursuant to any tag-along rights, or any similar rights, pursuant to the Articles of Association of the Company, as amended, any other charter or governing instrument of the Company, the Sellers Stockholder Agreement, or any other agreement or understanding to which the Company or any of Sellers is a Party.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

      Section 10.1. Entire Agreement; Amendment. This Agreement (including the Managers Disclosure Schedule and the Buyer Disclosure Schedule and the Exhibits and Annexes hereto) constitutes the entire agreement of the Parties relating to the subject matter hereof and supersedes all other prior agreements, negotiations, discussions, arrangements and understandings between the Parties both oral and written regarding such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the Managers Disclosure Schedule (other than an exception expressly set forth as such in the appropriate Schedule of the Managers Disclosure Schedule with respect to a specifically identified representation or warranty), the statements in the body of this Agreement shall control. This Agreement may be amended, supplemented, amended and restated or otherwise changed or modified only by a written agreement duly executed by the Company, the Buyer and the Sellers' Agents.

      Section 10.2. Severability. Each Article, Section, subsection, term and provision (or part thereof) of this Agreement shall be considered severable, and if, for any reason, any such Article, Section, subsection, term or provision (or part thereof) herein is determined by a court or other Governmental Entity of competent jurisdiction to be invalid and contrary to, or in conflict with any existing or future Law or regulation, such determination shall not impair the operation of, or otherwise affect the remaining Articles, Sections, subsections, terms or provisions (or parts thereof) of this Agreement, and the latter will continue to be given full force and effect and bind the Parties hereto; and said invalid Articles, Sections, subsections, terms or provisions (or parts hereof) shall be deemed not a part of this Agreement.

      Section 10.3. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) upon receipt if delivered personally, (ii) five Business Days after being mailed by registered or certified mail, postage prepaid, return receipt requested, (iii) two Business Days after it is sent by an internationally recognized commercial overnight courier service, or (iv) upon transmission, if sent via facsimile (with confirmation of receipt) to the Parties at the following address (or telecopy number in the case of facsimile transmission), or at such other address for a Party as shall be specified upon prior notice given in the manner contemplated by this Section 10.3:

            (a) if to the Sellers' Agents, to

                                 -------------------------
                                 -------------------------
                                 -------------------------
                                 Telecopy:
                                 Attention:

                                 with a copy to:

                                 -------------------------
                                 -------------------------
                                 -------------------------
                                 Telecopy:
                                 Attention:

            (b) if to the Buyer, to:

                                 Sonus Pharmaceuticals, Inc.
                                 22026 20th Avenue SE
                                 Bothell, WA  98021
                                 Telecopy:  (425) 489-3936
                                 Attention:  Michael Martino, President and CEO

                                 with a copy to:

                                 K.C. Schaaf, Esq.
                                 Stradling Yocca Carlson & Rauth
                                 660 Newport Center Drive, Suite 1600
                                 Newport Beach, CA  92660
                                 Telecopy:  (949) 725-4100

      Section 10.4. Governing Law; Jurisdiction. This Agreement shall be governed by, enforced under and construed in accordance with the laws of the State of Delaware applicable to Contracts made and to be performed entirely within the State of Delaware, without giving effect to any choice or conflict of law provision or rule thereof. Except as provided in Section 1.4(c), each of the Parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York or the United States District Court for the Southern District of New York for any litigation, proceeding or action arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation, proceeding or action relating thereto except in such courts). Each of the Parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation, proceeding or action arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States District Court for the Southern District of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation, proceeding or action brought in any such court has been brought in an inconvenient forum. Each Party hereto hereby consents to process being served in any such litigation, proceeding or action by the mailing of a copy thereof to the address set forth in Section 10.3 hereof below its name and agrees that such service upon receipt shall constitute good and sufficient service of process or notice thereof. Nothing in this paragraph shall affect or eliminate any right to serve process in any other manner contemplated by applicable Law.

      Section 10.5. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and shall in no way be construed to define, limit, describe, explain, modify, amplify, or add to the interpretation, construction or meaning of any provision of, or scope or intent of, this Agreement nor in any way affect this Agreement.

      Section 10.6. Counterparts. This Agreement may be signed in multiple counterparts and all signed copies of this Agreement will together constitute one original of this Agreement. This Agreement shall only be deemed valid and effective once all of the Buyer, Sellers, Managers, the Company Option Holders (excluding those listed on Schedule 5.22, if any) and the Company Warrant Holders (excluding those listed on Schedule 5.22, if any) have executed and delivered this Agreement. Prior to the execution and delivery by all of such Parties, any of such Parties may by written notice withdraw their signature on this Agreement from the other Parties hereto.

      Section 10.7. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto (whether by operation of law or otherwise) without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

      Section 10.8. Fees and Expenses. Whether or not this Agreement and the transactions contemplated hereby are consummated, and except as otherwise expressly set forth herein, including with respect to Transaction Expenses, all costs and expenses (including legal and financial advisory fees and expenses) incurred in connection with, or in anticipation of, this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses.

      Section 10.9. Interpretation. Throughout this Agreement, nouns, pronouns and verbs shall be construed as masculine, feminine, neuter, singular or plural, whichever shall be applicable. Unless otherwise specified, all references herein to "Section" or "Article" shall refer to corresponding provisions of this Agreement. Unless otherwise specified, all references herein to "Schedules" "Exhibits" or "Appendices" are references to the Schedules, Exhibits and Appendices of this Agreement. Whenever the words "include", "includes" or including" are used in this Agreement, they are deemed to be followed by the words "without limitation." In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement. Unless otherwise specified in the Agreement, Sellers act individually, and not jointly or severally.

      Section 10.10. No Third Party Beneficiaries. Except as expressly provided in this Agreement, this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the Parties hereto; provided, however, that this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns.

      Section 10.11. Waivers. The failure of a Party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that Party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and must be executed by the Party against whom enforcement is sought (which, in the case of any Seller, may be the Sellers' Agents).

      Section 10.12. Specific Performance. The Parties agree that irreparable damages would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly hereby agreed that the Parties shall be entitled to an injunction or injunctions to prevent actual breaches or threatened breaches of this Agreement and to otherwise enforce specifically, and obtain equitable relief in connection with, the terms and provisions hereof in any court of the United States or any state having jurisdiction, all of the foregoing, in addition to any other remedy to which they are entitled at law or in equity and without the necessity of proving damages or posting a bond or other security.

      Section 10.13. Time. If the last day permitted for the giving of any notice or the performance of any act required or permitted under this Agreement falls on a day which is not a Business Day, the time for the giving of such notice or the performance of such act will be extended to the next succeeding Business Day.

      Section 10.14. Exchange Rate. For the avoidance of doubt, all Euro-denominated amounts referred in this Agreement or in the notices sent by the Parties to the Escrow Agent or in their attachments shall be converted to US Dollars on the basis of an exchange rate equal to the Euro to US$ exchange rate applicable the day before Closing, which exchange rate for purpose of the Escrow Agreement shall be specified as a fixed exchange rate in the Escrow Agreement.

                                   ARTICLE XI

                                   DEFINITIONS

      Section 11.1. Defined Terms. As used herein, the terms below shall have the following meanings.

      "2005 Audit Date" has the meaning set forth in Section 1.5(b)(i).

      "Accounts Receivable" has the meaning set forth in Section 3.19.

      "Acquisition Price" has the meaning set forth in Section 1.2.

      "Adjusted Cash" means the aggregate cash and cash equivalents and marketable securities of the Company as defined by [the French Plan Comptable General] as of December 31, 2004, less debt for money borrowed (including loans made by ANVAR) as of December 31, 2004, less any Transaction Expenses incurred and paid after December 31, 2004 in connection with the transaction as of the Closing Date, which are paid or payable or reimbursed or reimbursable in cash by Buyer, and plus the amount of the Research Tax Credit.

      "Affiliates" means, with respect to any Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For the purposes of this definition, a Person shall be regarded as in control of another corporation or non-corporate entity if it owns, or directly or indirectly controls at least 50% of the voting stock of the other entity or, (a) in the absence of the ownership of at least 50% of the voting stock of a corporation or (b) in the case of a non-corporate entity, if it has the power to direct or cause the direction of the management and policies of such corporation or non-corporate entity, as applicable. In the case of Sellers who are financial investors, the term "Affiliate" shall specifically exclude any corporate or non-corporate entity in which such Sellers hold for investment purposes shares, warrants, convertible debentures, securities or other ownership interests.

      "Agreement" has the meaning set forth in the Preamble.

      "Annual Financial Statements" has the meaning set forth in Section 3.4(a).

      "Applicable Contract" means any Contract (a) under which the Company has or may acquire any rights, (b) under which the Company has or may become subject to any obligation or liability, or (c) by which the Company or any of the assets owned or used by it is or may become bound.

      "Applicable Law" has the meaning set forth in Section 3.8(a)(i).

      "Average Closing Price" has the meaning set forth in Section 1.3(a) as such Average Closing Price may be adjusted pursuant to the last sentence of
Section 1.3(a).

      "Balance Sheet" has the meaning set forth in Section 3.4(a).

      "Business Day" shall mean any day other than a Saturday, a Sunday or other day which is a legal holiday or on which banks are closed in Seattle, Washington, United States of America.

      "Buyer" has the meaning set forth in the Preamble.

      "Buyer Common Stock" has the meaning set forth in Section 4.4.

      "Buyer Disclosure Schedule" has the meaning set forth in Section 4.3.

      "Buyer Financial Statements" has the meaning set forth in Section 4.6.

      "Buyer Indemnified Persons" has the meaning set forth in Section 7.2(a).

      "Buyer Material Adverse Effect" has the meaning set forth in Section 4.12.

      "Buyer Options" has the meaning set forth in the Recitals.

      "Buyer Rights" has the same meaning as the term "Rights" under the Buyer Rights Plan.

      "Buyer Rights Plan" means the Amended and Restated Right Agreement, date as of July 24, 2002, between the Company and U.S. Stock Transfer Corporation, as amended from time to time.

      "Buyer's Claim Notice" has the meaning set forth in the Section 7.3.

      "Buyer's Escrow Claim Notice" has the meaning set forth in Section 7.3.

      "Buyer Financial Statements" has the meaning set forth in Section 4.6.

      "Buyer's First Indemnification Cap" has the meaning set forth in Section 7.4(c).

      "Buyer's Second Indemnification Cap" has the meaning set forth in Section 7.4(c).

      "Buyer SEC Reports" has the meaning set forth in Section 4.6.

      "Buyer Securities" has the meaning set forth in Section 4.4.

      "Buyer Stockholder Meeting" has the meaning set forth in Section 5.7.

      "Closing" has the meaning set forth in Section 1.9.

      "Closing Date" has the meaning set forth in Section 1.9.

      "Closing Date Purchase Price" has the meaning set forth in Section 1.3(a).

      "Code" means the Internal Revenue Service Code of 1986, as amended, or any successor law, and the regulations issued by the Internal Revenue Service or any successor agency (and, to the extent relevant, the US Department of the Treasury) thereunder.

      "Company" has the meaning set forth in the Recitals.

      "Company Material Adverse Effect" means a material adverse change in, or effect on, the business, financial condition, results of operations of the Company other than any such change or effect (a) relating to general economic, regulatory or political conditions, except to the extent such change or effect disproportionately affects the Company (relative to other industry participants) or (b) relating to the healthcare industry, the life sciences industry or the pharmaceutical industry generally, except to the extent such change or effect disproportionately affects the Company (relative to other industry participants). Failure to pursue the first generation of Syn 1001 in its current configuration shall not, in and of itself, be deemed to cause a Company Material Adverse Effect.

      "Company Options" means options to purchase shares of capital stock of the Company.

      "Company Option Holders" has the meaning set forth in the Preamble.

      "Company Warrants" means warrants to purchase shares of capital stock of the Company.

      "Consent" means any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

      "Consideration Shares" means the shares of Buyer Common Stock that Buyer shall issue and deliver to Sellers as consideration for the acquisition of the Shares.

      "Contingent Consideration" has the meaning set forth in Section 1.5.

      "Contract" means any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

      "Counter Notice" has the meaning set forth in Section 7.7.

      "Damages" has the meaning set forth in Section 7.3(a).

      "Derivative Securities" means the Company Options and the Company Warrants, as set forth in the Recitals.

      "Derivative Securities Holder(s)" has the meaning set forth in the Preamble.

      "Dispute" has the meaning set forth in Section 1.1(b).

      "Due Date" means, with respect to any Tax Return, the date such return is due to be filed (taking into account any valid extensions).

      "Earn-Out Amount" has the meaning set forth in Section 1.4(a).

      "Earn-Out Event(s)" has the meaning set forth in Section 1.4(a)(ii).

      "Earn-Out Payments" has the meaning set forth in Section 1.4(b)(i).

      "Earn-Out Period" has the meaning set forth in Section 1.4(b)(i).

      "Environment" means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

      "Environmental, Health, and Safety Liabilities" means any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of, or relating to:

            (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

            (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

            (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Entity or any other Person) and for any natural resource damages; or

            (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 USC. Section 9601 et seq., as amended ("CERCLA").

      "Environmental Law" means any applicable Law that requires or relates to:

            (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

            (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

            (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

            (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

            (e) protecting resources, species, or ecological amenities;

            (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

            (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

            (h) making responsible Parties pay private Parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

      "Escrow Agent" has the meaning set forth in Section 1.6(a).

      "Escrow Agreement" has the meaning set forth in Section 1.6(b).

      "Escrow Deposits" has the meaning set forth in Section 1.6(b).

      "Exchange Act" has the meaning set forth in Section 4.6.

      "Facilities" means any real property, leaseholds, or other interests currently or formerly owned or operated by the Company and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by any such Person.

      "Final Resolution" means a binding and non-appealable court or arbitration decision which finally resolves any dispute arising out of a claim of any Party against one or more other Parties under this Agreement.

      "First Earn-Out Event" has the meaning set forth in Section 1.4(a)(i).

      "First Earn-Out Payment" has the meaning set forth in Section 1.4(a)(i).

      "First Escrow Deposit" has the meaning set forth in Section 1.3(b).

      "First Escrow Sub-Account" has the meaning set forth in Section 1.3(b).

      "Fraud" or "Willful Breach" means dol as defined by Article 1116 of the French Civil Code: Deception (dol) is a ground for annulment of a contract where the schemes used by one of the parties are such that it is obvious that, without them, the other party would not have entered into the contract. It may not be presumed, and must be proved.

      "French "GAAP" means French generally accepted accounting principals, consistently applied.

         "Governmental Authorization" means any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Entity or pursuant to any Law.

         "Governmental Entity" means any government or any agency, bureau, board, directorate, commission, court, department, official, political, subdivision, tribunal, or other instrumentality of any government, whether federal, state or local, domestic or foreign.

         "Hazardous Activity" means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Company.

         "Hazardous Materials" means any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

         "Indemnified Person" has the meaning set forth in Section 7.6(a).

         "Indemnifying Person" has the meaning set forth in Section 7.6(a).

         "Intellectual Property" has the meaning set forth in Section 3.13(b).

         "Intellectual Property Assets" means all of the Intellectual Property owned, licensed or otherwise used or held for use by the Company in the conduct of its business.

         "Interim Balance Sheet" has the meaning set forth in Section 3.4(a).

         "Kaczorek Employment Agreement" means an Employment Agreement, dated the date hereof, between Michel Kaczorek and the Buyer.

         "Key Employee" has the meaning set forth in Section 5.19(b).

         "Knowledge" means, for the purposes of this Agreement and all references to the "Knowledge of the Sellers or the Managers" herein, the Sellers and the Managers will be deemed to have Knowledge of any fact or matter if (i) any officer or director of the Company is actually aware of that fact or matter, or (ii) an officer or director of the Company could reasonably be expected to discover or otherwise become aware of such fact or matter after due inquiry, including due inquiry of employees, officers and directors of the Company. For the purposes of this Agreement and all references to the "Knowledge of the Buyer" herein, the Buyer will be deemed to have Knowledge of any fact or matter if (a) any officer or director of the Buyer is actually aware of that fact or matter or (b) an officer or director of the Buyer could reasonably be expected to discover or otherwise become aware of such fact or matter after due inquiry, including due inquiry of employees, officers and directors of the Buyer.

         "Law(s)" means any federal, state, local, municipal, French, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

         "Lien" means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership other than Permitted Liens.

         "Lower Collar" has the meaning set forth in Section 1.13(a).

         "Major Customer" has the meaning set forth in Section 3.21.

         "Managers" has the meaning set forth in the Preamble of this Agreement.

         "Managers Disclosure Schedule" means a document, dated of even date with this Agreement and delivered by the Managers to the Buyer at the Closing, which refers to the representations and warranties of the Managers in this Agreement and which contains the information contemplated to be set forth in the Managers Disclosure Schedule by this Agreement and certain exceptions to the representations and warranties of the Managers provided by the Managers in
ARTICLE III and otherwise under this Agreement. The Managers Disclosure Schedule shall be arranged in sections which correspond to the numbered and lettered paragraphs contained in ARTICLE III and otherwise in this Agreement (as applicable).

         "Mediation Period" has the meaning set forth in Section 1.4(d).

         "Multiemployer Plan" has the meaning set forth in Section 3.8(b).

         "NASDAQ" means the NASDAQ National Market System or such other automated quotation system in which the Buyer Common Stock is then quoted if the Buyer Common Stock is not quoted on the National Market System.

         "Noncompetition Agreements" means two noncompetition agreements, dated the date of this Agreement, executed and delivered by Mr. Kaczorek and by Mr. Waldron in favor of the Buyer, containing certain agreements by Messrs. Kaczorek and Waldron with respect to noncompetition and nonsolicitation, effective as of the Closing Date.

         "Occupational Safety and Health Law" means any Law designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

         "Order" means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Entity or by any arbitrator.

         "Ordinary Course of Business" means with respect to any action taken by a Person, an action consistent with the past practices of such Person is taken in the ordinary course of the normal day-to-day operations of such Person.

         "Pension Plan" has the meaning set forth in Section 3.9(b).

         "Permitted Liens" means (a) Liens that arise out of Taxes not in default and payable without penalty or interest or the validity of which is being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with French GAAP, (b) workmen's, repairmen's or other similar Liens arising or incurred by the operation of law and in the Ordinary Course of Business in respect of obligations which are not overdue, and (c) minor title defects, recorded easements or Liens affecting real or personal property, which defects, easements or Liens do not, individually or in the aggregate, impair the continued use, occupancy, value or marketability of title of the real or personal property to which they relate, assuming that the property is used on substantially the same basis as such property is currently being used by the Company.

         "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Entity.

         "Plans" has the meaning set forth in Section 3.8(a).

         "Pre-Closing Period" means any taxable period ending on or before the Closing Date and, with respect to any taxable period that includes but does not end on the Closing Date, the portion of such period that ends on and includes the Closing Date.

         "Pre-Closing Taxes" means any Taxes of the Company and its Subsidiaries attributable to Pre-Closing Periods; provided, that Pre-Closing Taxes shall not include the amount of any Taxes reflected as a current liability on the Balance Sheet or the Interim Balance Sheet or books of the Company as of the Closing.

         "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Entity or arbitrator.

         "Proxy Statement" has the meaning set forth in Section 5.3(a).

         "Qualified Product Candidate" has the meaning set forth in Section 1.4(a)(ii).

         "Reimbursed Expenses" has the meaning set forth in Section 1.8.

         "Related Person" means, (a) with respect to a particular individual:
(a) each other member of such individual's Family, (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family, (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest, (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity); and (e) with respect to a specified Person other than an individual: (i) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person, (ii) any Person that holds a Material Interest in such specified Person, (iii) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity), (iv) any Person in which such specified Person holds a Material Interest, (v) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity) and (vi) any Related Person of any individual described in clause (ii) or (iii).

For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse and former spouses, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person.

         "Release" means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

         "Released Earn-Out Payment Amount" has the meaning set forth in Section 7.7(a)(iii).

         "Research Tax Credit" means the research tax credit (credit d'impot recherche) of the Company for the fiscal year ended December 31, 2001 in the amount of approximately 864,454 Euros which becomes due on December 31, 2004 and is payable in the first quarter of 2005.

         "S-3 Registration Statement" has the meaning set forth in Section 5.4.

         "Sale of the Company" has the meaning set forth in Section 1.4(c).

         "Sale Notice" has the meaning set forth in Section 1.4(c).

         "Second Earn-Out Event" has the meaning set forth in Section 1.4(a)(i).

         "Second Earn-Out Payment" has the meaning set forth in Section
1.4(a)(i).

         "Second Escrow Deposit" has the meaning set forth in Section 1.4(d).

         "Second Escrow Indemnification Sub-Account" has the meaning set forth in Section 1.4(d)(iii).

         "Second Escrow Sub-Account" has the meaning set forth in Section
1.4(d).

         "SEC" has the meaning set forth in Section 4.6.

         "Securities Act" means the Securities Act of 1933, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "Seller" and "Sellers" has the meaning set forth in the Preamble.

         "Sellers' Agents" has the meaning set forth in Section 5.17.

         "Sellers Claim Notice" has the meaning set forth in Section 7.3.

         "Sellers Escrow Claim Notice" has the meaning set forth in Section 7.3.

         "Second Escrow Deposit" has the meaning set forth in Section 1.4(e).

         "Second Escrow Sub-Account" has the meaning set forth in Section
1.4(e).

         "Sellers Stockholders Agreement" has the meaning set forth in Section 9.1.

         "Setoff Claim" has the meaning set forth in Section 7.7.

         "Setoff Escrow Notice" has the meaning set forth in Section 7.7.

         "Setoff Notice" has the meaning set forth in Section 7.7.

         "Shares" has the meaning set forth in the Recitals.

         "Stockholders Agreement" has the meaning set forth in Section 1.10(a)(iv).

         "Subsidiary" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or more than 50% of the equity interests of which) is owned directly or indirectly by such person.

         "Taxes" means (a) any tax, governmental fee or other like assessment or charge of any kind whatsoever; including withholding on amounts paid to or by any Person, federal and state income taxes, real property gains taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, capital stock taxes, real and personal property taxes, environmental taxes, transfer taxes, severance taxes, alternative or add-on minimum taxes, and custom duties, together with any interest, penalty, addition to tax or additional amount imposed by any Tax Authority or Governmental Entity responsible for the imposition of any such tax; (b) any liability for the payment of any amount of the type described in the immediately preceding clause (a) as a result of the Company being a member of an affiliated, consolidated, combined or similar group with any other Person at any time on or prior to the Closing Date; and (c) any liability for the payment of any amount of the type described in clause (a) or clause (b) above as a result of any express or implied obligation to indemnify or otherwise assume or succeed to the liability of any other Person.

         "Taxing Authority" means any Governmental Entity, U.S., French, or otherwise, having jurisdiction over the assessment, determination, collection or other imposition of any Tax.

         "Tax Returns" means all returns, reports, statements, declarations, estimates and forms or other documents (including any related or supporting information), required to be filed with respect to any Taxes.

         "Third Escrow Deposit" has the meaning set forth in Section 1.5(b).

         "Third Escrow Sub-Account" has the meaning set forth in Section 1.5(b).

         "Third Party Acquisition" has the meaning set forth in Section 5.5.

         "Threat of Release" means a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

         "Transaction" has the meaning set forth in Section 1.1.

         "Transaction Agreements" means, together this Agreement, the Kaczorek Employment Agreement, the Waldron Employment Agreement, the Noncompetition Agreements, the Escrow Agreement, the Company Option Holders waivers, and the Stock Restriction Agreement.

         "Transaction Expenses" has the meaning set forth in Section 1.8.

         "Transaction Expenses Notice" has the meaning set forth in Section 1.8.

         "Transfer Taxes" has the meaning set forth in Section 5.13(a).

         "Unaudited Financial Statements" has the meaning set forth in Section 3.5(a).

         "Upper Collar" has the meaning set forth in Section 1.3(a).

         "US GAAP" means United States generally accepted accounting principles, consistently applied.

                                    * * * * *

         IN WITNESS WHEREOF, each of the undersigned has caused this Stock Purchase Agreement to be duly signed as of the date first above written.


                             SONUS PHARMACEUTICALS, INC.


                             By: /s/ Michael A. Martino
                                ------------------------------------------------
                                     Name:    Michael Martino
                                     Title:   President and Chief Executive
                                              Officer


                             By: /s/ Neile Grayson
                                ------------------------------------------------
                                     Name:    Neile Grayson, PhD
                                     Title:   Vice President, Strategic Planning
                                              and Business Development

       [Signature Page to Stock Purchase Agreement Dated November 3, 2004]


------------------------------------------                ------------------------------------------
APAX FRANCE IV FCPR                                       BANEXI VENTURES II FCPR
..                                                         .
.. /s/ Laurent Ganem                                       . /s/ Sophie Pierrin-Lepinard
  -----------------                                         ---------------------------
..                                                         .
                                                          .
by: Laurent Ganem                                         by: Sophie Pierrin-Lepinard

------------------------------------------                ------------------------------------------
------------------------------------------                ------------------------------------------

LOMBARD ODIER IMMUNITY                                    3I TECHNOLOGY 2001 FCPR
FUND FCP                                                  .
..                                                         . /s/ Olivier Litzka
                                                            ------------------
.. /s/ Michel Kaczorek                                     .
  -------------------
..                                                         .

by: by Michel Kaczorek, as attorney-in-                   by: by Olivier Litzka, as attorney-in-fact
fact

------------------------------------------                ------------------------------------------
------------------------------------------                ------------------------------------------

BIOMEDICINSK UDVIKLING                                    PRIVATE EQUITY DIRECT FINANCE
(BBU III)                                                 .
..                                                         . /s/ Sophie Pierrin-Lepinard
                                                            ---------------------------
../s/ Gordon Waldron                                       .
 ------------------
..                                                         .
by: Gordon Waldron, as attorney-in-                       by:  Sophie Pierrin-Lepinard, as
fact                                                      attorney-in-fact

------------------------------------------                ------------------------------------------
------------------------------------------                ------------------------------------------
MICHEL KACZOREK                                           SORIDEC SA
                                                          .
..                                                         . /s/ Philippe Dubois
.. /s/ Michel Kaczorek                                       -------------------
 --------------------                                     .
..                                                         .
by: Michel Kaczorek                                       by: Philippe Dubois, as attorney-in-fact
------------------------------------------                ------------------------------------------

------------------------------------------                ------------------------------------------
BIOMEDICINSK UDVIKLING                                    RENDEX SA
(BBU II)                                                  .
..                                                         . /s/ Barend Bots
                                                            ---------------
../s/ Gordon Waldron                                       .
 ------------------
..                                                         .

by: Gordon Waldron, as attorney-in-fact                   by: Barend Bots


------------------------------------------                ------------------------------------------


       [Signature Page to Stock Purchase Agreement Dated November 3, 2004]

------------------------------------------                ------------------------------------------

SOFILARO SA                                               HEALTHCAP COINVEST KB
..                                                         .
.. /s/ Philippe Dubois                                     ./s/ Laurent Ganem
  -------------------                                      -----------------
                                                          .
..                                                         .
by:  Philippe Dubois, as attorney-in-fact                 by:  Laurent Ganem, as attorney-in-fact

------------------------------------------                ------------------------------------------
------------------------------------------                ------------------------------------------

SOFIMAC SA                                                MISTRAL INVESTISSEMENTS SA
..                                                         .
.. /s/ Michel Kaczorek                                     . /s/ Philippe Dubois
  -------------------                                      --------------------
..                                                         .
                                                          .
by:   Michel Kaczorek, as attorney-in-fact                by: Philippe Dubois

------------------------------------------                ------------------------------------------
------------------------------------------                ------------------------------------------

ALTAMIR & CIE SCA                                         HEALTHCAP KB
..                                                         .
.. /s/ Laurent Ganem                                       . /s/ Laurent Ganem
  -----------------                                        ------------------
..                                                         .
                                                          .
by:  Laurent Ganem                                        by:  Laurent Ganem, as attorney-in-fact

------------------------------------------                ------------------------------------------
------------------------------------------                ------------------------------------------

ROGER LAHANA                                              GAVRIL PASTERNAK
..                                                         .
.. /s/ Caroline Roussel                                    . /s/ Michel Kaczorek
  --------------------                                      -------------------
by:  Caroline Roussel, as attorney-in-fact                by:  Michel Kaczorek, as attorney-in-fact

------------------------------------------                ------------------------------------------

------------------------------------------                ------------------------------------------

CAROLINE ROUSSEL                                          DANIEL KACZOREK
..                                                         .
.. /s/ Caroline Roussel.                                   . /s/ Michel Kaczorek
 ---------------------                                      --------------------
..                                                         .
by:  Caroline Roussel, as attorney-in-fact                by:  Michel Kaczorek, as attorney-in-fact

------------------------------------------                ------------------------------------------


       [Signature Page to Stock Purchase Agreement Dated November 3, 2004]

------------------------------------------                ------------------------------------------

MERCURE BIOTECH                                           SARL MADELON
..                                                         .
.. /s/ Gordon Waldron                                      . /s/ Michel Kaczorek
  ------------------                                       --------------------
..                                                         .
                                                          .
.. by: Gordon Waldron, as attorney-in-fact                 .  by: Michel Kaczorek, as attorney-in-fact

------------------------------------------                ------------------------------------------
------------------------------------------                ------------------------------------------

PHILIPPE CLAIR                                            JEAN-PAUL MANNECY
..                                                         .
..                                                         . /s/ Michel Kaczorek
                                                           --------------------
.. /s/ Michel Kaczorek                                     by: Michel Kaczorek, as attorney-in-fact
 --------------------
by:  Michel Kaczorek, as attorney-in-fact                 .

------------------------------------------                ------------------------------------------
------------------------------------------                ------------------------------------------

MEDICIS VENTURES GMBH                                     GORDON WALDRON
&CO KG                                                    .
..                                                         ./s/ Gordon Waldron
.. /s/ Laurent Ganem                                        ------------------
 ------------------                                       .
..                                                         .

by: Laurent Ganem, as attorney-in-fact                    by: Gordon Waldron

------------------------------------------                ------------------------------------------
------------------------------------------                ------------------------------------------

FOCAL AUDIO INTERNATIONAL                                 ANOUK CARAUX

..                                                         .
.. /s/ Michel Kaczorek                                     . /s/ Michel Kaczorek
 --------------------                                     --------------------
..
                                                          by: Michel Kaczorek, as attorney-in-fact

by: Michel Kaczorek, as attorney-in-fact

------------------------------------------                ------------------------------------------

       [Signature Page to Stock Purchase Agreement Dated November 3, 2004]

------------------------------------------                ------------------------------------------

PHILIPPE BERTA                                            GUILLAUME CALAS
..                                                         .                                         .
.. /s/ Michel Kaczorek                                     . /s/ Michel Kaczorek
  -------------------                                       -------------------
by:  Michel Kaczorek, as attorney-in-fact                 by: Michel Kaczorek, as attorney-in-fact
                                                          .

------------------------------------------                ------------------------------------------
------------------------------------------                ------------------------------------------

OLIVIER CALAS                                             ANTHONY REES
..                                                         .
.. /s/ Michel Kaczorek                                     ./s/ Gordon Waldron
 --------------------                                      ------------------
by: Michel Kaczorek, as attorney-in-fact                  by: Gordon Waldron, as attorney-in-fact
                                                          .

------------------------------------------                ------------------------------------------
------------------------------------------                ------------------------------------------

JEAN CARAUX                                               DENIS LONDEIX
..                                                         .
                                                          .
.. /s/ Michel Kaczorek                                     . /s/ Michel Kaczorek
 --------------------                                       --------------------
by: Michel Kaczorek, as attorney-in-fact                  by:  Michel Kaczorek, as attorney-in-fact
                                                          .

------------------------------------------                ------------------------------------------
------------------------------------------                ------------------------------------------

CHRISTIAN POLICARD                                        LUC-ANDRE GARNIER
..                                                         .
../s/ Christian Policard                                   ./s/ Gordon Waldron
 ----------------------                                   -------------------
by:  Christian Policard                                   by:  Gordon Waldron, as attorney-in-fact
..                                                         .

------------------------------------------                ------------------------------------------
------------------------------------------                ------------------------------------------

JAMAL TEMSAMANI                                           JEAN-MICHEL SCHERRMANN
..                                                         .
.. /s/ Michel Kaczorek                                     . /s/ Michel Kaczorek
 --------------------                                       -------------------
by:  Michel Kaczorek, as attorney-in-fact                 by:  Michel Kaczorek, as attorney-in-fact

------------------------------------------                ------------------------------------------

       [Signature Page to Stock Purchase Agreement Dated November 3, 2004]

------------------------------------------                ------------------------------------------

ANTHONY BLANC                                             BANKINVEST BIOMEDICINSK
..                                                         UDVIKLING (BBU I)
../s/ Gordon Waldron                                       .
 ------------------                                       ./s/ Gordon Waldron
by:  Gordon Waldron, as attorney-in-fact                   ------------------
                                                          .
                                                          by:  Gordon Waldron, as attorney-in-fact


------------------------------------------                ------------------------------------------



Erhvervsudviklingsforeningen BankInvest Biomedicinsk Venture I is required to make a reservation as to Article II, Sections 1(a), (b), (d), (e), (f) and (g) of the Stockholders Agreement and as a consequence thereof and only with regard to these provisions to Sections 1.10(a)(iv), 1.11(e), 2.2 and 6.3.(f) of this Agreement, as we are not permitted to enter into agreements that decrease the liquidity of the instruments that the fund invests its assets according to the Danish Act on Mutual Funds, Special Purpose Mutual Funds and other Collective Investment Schemes section 92(1) cf. 109(4). Consequently the said provisions shall not be legally binding for us to the extent that such provisions restrict the liquidity of our shares. However, it is our non-binding intention to comply with the provisions as set out in letter of intent issued by us to the Buyer in connection with entering into the Agreement. Subject to this reservation, we agree to the Agreement.

                               APPENDIX 1.4(B)(I)

Buyer and the Company will support a steady state of at least two regulatory preclinical programs for products of Buyer and Company (whether or not Qualified Product Candidates) within the combined development plan of the Company and Buyer until the Earn-Out Amount has been paid or for 5 years (which ever comes first).

The final choice of these programs and the various "go / no go" decisions during the 5 year period will be decided by the Buyer's Project Committee, Strategic Committee and Board of Directors in the exercise of commercially reasonable discretion.

Decisions for project selection and investment will incorporate the following criteria:

         1.       Scientific viability;

         2.       Market opportunity and

         3.       Economic feasibility.

Factors to be considered in determining the criteria above shall include, without limitation, available personnel with the requisite knowledge and experience, technological changes, available financial resources, the enforceability or defensibility of intellectual property rights relating to any Qualified Product Candidate, and the availability of compounds and other supplies necessary to pursue a preclinical program.

EXHIBIT B - FORM OF INVESTMENT STATEMENT

         The purpose of the Form of Investment Certificate is to assure the Buyer that the Seller will meet certain suitability standards in connection with the transaction, in particular those imposed by United States securities laws and the regulations under those laws. This schedule has been omitted because it does not contain information which is material to an investment decision. Sonus will furnish supplementally a copy of Exhibit B to the Commission upon request.


                                  Schedule 1-2

EXHIBIT C - FORM OF IRREVOCABLE WAIVERS OF COMPANY OPTIONS AND COMPANY WARRANTS



         This schedule has been omitted because it does not contain information which is material to an investment decision. Sonus will furnish supplementally a copy of Exhibit C to the Commission upon request.


                                  Schedule 1-3

EXHIBIT D - BUYER OPTIONS

         The Buyer Options exhibit lists key Synt:em S.A. management personnel and aggregate option grants held by those key personnel. This schedule has been omitted because it does not contain information which is material to an investment decision. Sonus will furnish supplementally a copy of Exhibit D to the Commission upon request.


                                  Schedule 1-4

SCHEDULE 1 - LIST OF SELLERS, MANAGERS, CERTAIN COMPANY OPTION HOLDERS AND COMPANY WARRANT HOLDERS AND ALLOCATION OF THE PURCHASE PRICE (PART1, PART 2,
PART 3, PART 4)


         Schedule 1 contains a list of Sellers, Managers, certain Company Option Holders and Company Warrant Holders and Allocation of the Purchase Price. This schedule has been omitted because it does not contain information which is material to an investment decision. Sonus will furnish supplementally a copy of
Schedule 1 to the Commission upon request.


                                  Schedule 1-5

SCHEDULE 5.22 - CERTAIN DERIVATIVE SECURITY HOLDERS

         Schedule 5.22 contains a list of Certain Derivative Security Holders. This schedule has been omitted because it does not contain information which is material to an investment decision. Sonus will furnish supplementally a copy of
Schedule 5.22 to the Commission upon request.


                                  Schedule 1-6

MANAGERS' DISCLOSURE SCHEDULE

         The Managers' Disclosure Schedule contains disclosures that are exceptions to the representations and warranties of the Managers set forth in the Stock Purchase Agreement. This schedule has been omitted because it does not contain information which is material to an investment decision. Sonus will furnish supplementally a copy of the Managers' Disclosure Schedule to the Commission upon request.


                                  Schedule 1-7

BUYER'S DISCLOSURE SCHEDULE

         The Buyer's Disclosure Schedule contains disclosures that are exceptions to the representations and warranties of the Buyer set forth in the Stock Purchase Agreement. This schedule has been omitted because it does not contain information, which is material to an investment decision. Sonus will furnish supplementally a copy of the Buyer's Disclosure Schedule to the Commission upon request.


                                  Schedule 1-8